                                                                   EXHIBIT 10(q)


                           LOAN AND SECURITY AGREEMENT

                           DATED AS OF APRIL 16, 1998

                                      AMONG

                            THORN APPLE VALLEY, INC.,
                                  AS BORROWER,

              COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
                     "RABOBANK NEDERLAND", NEW YORK BRANCH,
                    AS ADMINISTRATIVE AGENT AND AS A LENDER,

                             HELLER FINANCIAL, INC.,
          AS COLLATERAL AGENT, AS DOCUMENTATION AGENT AND AS A LENDER,

                         HARRIS TRUST AND SAVINGS BANK,
                          AS CO-AGENT AND AS A LENDER,

              AND THE OTHER LENDERS FROM TIME TO TIME PARTY HERETO

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

SECTION 1.  DEFINITIONS...........................................................................................2
         1.1. Certain Defined Terms...............................................................................2
         1.2. Accounting Terms...................................................................................24
         1.3. Other Definitional Provisions......................................................................24

SECTION 2.  LOANS AND COLLATERAL.................................................................................25
         2.1. Loans..............................................................................................25
         2.2. Interest...........................................................................................39
         2.3. Fees...............................................................................................41
         2.4. Payments and Prepayments...........................................................................43
         2.5. Term of this Agreement.............................................................................45
         2.6. Statements.........................................................................................45
         2.7. Grant of Security Interest.........................................................................46
         2.8. Capital Adequacy and Other Adjustments.............................................................46
         2.9. Taxes..............................................................................................47
         2.10. Required Termination and Prepayment...............................................................49
         2.11. Optional Prepayment/Replacement of Agents or Lenders in Respect of Increased Costs................49
         2.12. Compensation......................................................................................50
         2.13. Booking of LIBOR Loans............................................................................50
         2.14. Assumptions Concerning Funding of LIBOR Loans.....................................................50

SECTION 3.  CONDITIONS TO LOANS AND LENDER LETTERS OF CREDIT.....................................................51
         3.1. Conditions to Initial Funding......................................................................51
         3.2. Conditions to All Fundings.........................................................................51

SECTION 4.  BORROWER'S REPRESENTATIONS AND WARRANTIES............................................................53
         4.1. Organization, Powers, Capitalization...............................................................53
         4.2. Authorization of Borrowing, No Conflict............................................................54
         4.3. Financial Condition................................................................................54
         4.4. Indebtedness and Liabilities.......................................................................54
         4.5. Account Warranties.................................................................................54
         4.6. Names..............................................................................................55
         4.7. Locations; FEIN....................................................................................55
         4.8. Title to Properties; Liens.........................................................................55
         4.9. Litigation; Adverse Facts..........................................................................55
         4.10. Payment of Taxes..................................................................................56
         4.11. Performance of Agreements.........................................................................56
         4.12. Employee Benefit Plans............................................................................56


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
         4.13. Intellectual Property.............................................................................56
         4.14. Broker's Fees.....................................................................................56
         4.15. Environmental Compliance..........................................................................57
         4.16. Solvency..........................................................................................58
         4.17. Disclosure........................................................................................58
         4.18. Insurance.........................................................................................59
         4.19. Compliance with Laws..............................................................................59
         4.20. Bank Accounts.....................................................................................59
         4.21. Subsidiaries......................................................................................59
         4.22. Employee Matters..................................................................................59
         4.23. Governmental Regulation...........................................................................60

SECTION 5.  AFFIRMATIVE COVENANTS................................................................................60
         5.1. Financial Statements and Other Reports.............................................................60
         5.2. Access to Accountants and Management...............................................................65
         5.3. Inspection.........................................................................................65
         5.4. Collateral Records.................................................................................66
         5.5. Account Covenants; Verification....................................................................66
         5.6. Collection of Accounts and Payments................................................................66
         5.7. Endorsement........................................................................................67
         5.8. Corporate Existence................................................................................67
         5.9. Payment of Taxes...................................................................................67
         5.10. Maintenance of Properties.........................................................................68
         5.11. Compliance with Laws..............................................................................68
         5.12. Further Assurances................................................................................68
         5.13. Collateral Locations..............................................................................68
         5.14. Bailees...........................................................................................69
         5.15. Mortgages; Title Insurance; Surveys...............................................................69
         5.16. Use of Proceeds and Margin Security...............................................................70
         5.17. Compliance with PASA and PPFPA....................................................................70
         5.18. Insurance.........................................................................................70
         5.19. Environmental Reports.............................................................................72
         5.20. Compliance with FSA...............................................................................72
         5.21. Authorized Stock..................................................................................73

SECTION 6.  FINANCIAL COVENANTS..................................................................................73
         6.1. Net Worth..........................................................................................73
         6.2. EBITDA.............................................................................................73
         6.3. Capital Expenditure Limits.........................................................................74
         6.4. Fixed Charge Coverage..............................................................................74
         6.5. Availability.......................................................................................74


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
SECTION 7.  NEGATIVE COVENANTS...................................................................................74
         7.1. Indebtedness and Liabilities.......................................................................75
         7.2. Guaranties.........................................................................................75
         7.3. Transfers, Liens and Related Matters...............................................................76
         7.4. Investments and Loans..............................................................................77
         7.5. Restricted Junior Payments.........................................................................77
         7.6. Restriction on Fundamental Changes.................................................................77
         7.7. Changes Relating to Subordinated Debt..............................................................77
         7.8. Transactions with Affiliates.......................................................................78
         7.9. Environmental Liabilities..........................................................................78
         7.10. Conduct of Business...............................................................................78
         7.11. Compliance with ERISA.............................................................................78
         7.12. Tax Consolidations................................................................................78
         7.13. Subsidiaries......................................................................................79
         7.14. Fiscal Year.......................................................................................79
         7.15. Press Release; Public Offering Materials..........................................................79
         7.16. Bank Accounts.....................................................................................79
         7.17. Certain Salaries..................................................................................79

SECTION 8.  DEFAULT, RIGHTS AND REMEDIES.........................................................................79
         8.1. Event of Default...................................................................................79
         8.2. Suspension of Commitments..........................................................................83
         8.3. Acceleration.......................................................................................83
         8.4. Remedies...........................................................................................83
         8.5. Appointment of Attorney-in-Fact....................................................................84
         8.6. Limitation on Duty with Respect to Collateral......................................................85
         8.7. Application of Proceeds............................................................................85
         8.8. License of Intellectual Property...................................................................85
         8.9. Waivers, Non-Exclusive Remedies....................................................................86

SECTION 9.  AGENTS...............................................................................................86
         9.1. Agents.............................................................................................86
         9.2. Notice of Default..................................................................................92
         9.3. Action by Agents...................................................................................92
         9.4. Amendments, Waivers and Consents...................................................................92
         9.5. Assignments and Participations in Loans............................................................93
         9.6. Set Off and Sharing of Payments....................................................................95
         9.7. Disbursement of Funds..............................................................................95
         9.8. Settlements, Payments and Information..............................................................96
         9.9. Dissemination of Information.......................................................................97
         9.10. Discretionary Advances............................................................................97
         9.11. Documentation Agent and Co-Agent..................................................................97


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
SECTION 10.  MISCELLANEOUS.......................................................................................98
         10.1. Expenses and Attorneys' Fees......................................................................98
         10.2. Indemnity.........................................................................................98
         10.3. Notices...........................................................................................99
         10.4. Survival of Warranties and Certain Agreements....................................................100
         10.5. Indulgence Not Waiver............................................................................101
         10.6. Marshaling; Payments Set Aside...................................................................101
         10.7. Entire Agreement.................................................................................101
         10.8. Severability.....................................................................................101
         10.9. Lenders' Obligations Several; Independent Nature of Lenders' Rights..............................102
         10.10. Headings........................................................................................102
         10.11. APPLICABLE LAW..................................................................................102
         10.12. Successors and Assigns..........................................................................102
         10.13. No Fiduciary Relationship; Limitation of Liabilities............................................102
         10.14. CONSENT TO JURISDICTION.........................................................................103
         10.15. WAIVER OF JURY TRIAL............................................................................103
         10.16. Construction....................................................................................104
         10.17. Counterparts; Effectiveness.....................................................................104
         10.18. Confidentiality.................................................................................104
         10.19. Illinois Collateral Protection Act..............................................................105


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                           LOAN AND SECURITY AGREEMENT


                  This LOAN AND SECURITY AGREEMENT is dated as of April 16, 1998 and entered into among THORN APPLE VALLEY, INC., a Michigan corporation ("Borrower"), with its principal place of business at 26999 Central Park Boulevard, Suite 300, Southfield, Michigan 48076, the financial institutions listed on the signature pages hereof and their respective successors and assignees who are eligible Assignees and have executed an Assignment and Assumption Agreement which has been accepted by Agents (as defined below) (each individually a "Lender" and collectively "Lenders"), COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, a New York state chartered bank (in its individual capacity, "Rabobank"), with offices at 245 Park Avenue, New York, New York 10167, for itself as a Lender and as Administrative Agent for the Lenders, HELLER FINANCIAL, INC., a Delaware corporation (in its individual capacity, "Heller"), with offices at 500 West Monroe Street, Chicago, Illinois 60661, for itself as a Lender, as Collateral Agent for the Lenders and as Documentation Agent for the Lenders and HARRIS TRUST AND SAVINGS BANK (in its individual capacity, "Harris"), with offices at 111 West Monroe Street, Chicago, Illinois 60690, for itself as a Lender and as Co-Agent for the Lenders. All capitalized terms used herein are defined in
Section 1 of this Agreement.

                  WHEREAS, Borrower desires that Lenders extend a credit facility to provide working capital financing and to provide funds for other general corporate purposes; and

                  WHEREAS, Borrower desires to secure its obligations under the Loan Documents by granting to Collateral Agent, for the benefit of Agents and Lenders, a security interest in and lien upon substantially all of the real and personal property of Borrower; and

                  WHEREAS, each Subsidiary of Borrower (collectively, "Corporate Guarantors") is willing to guaranty all of the obligations of Borrower to Agents and Lenders under the Loan Documents and to grant to Collateral Agent, for the benefit of Agents and Lenders, a security interest in substantially all of the real and personal property of such Corporate Guarantor to secure such guaranty;

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, Agents and Lenders agree as follows:

                             SECTION 1. DEFINITIONS

1.1.     Certain Defined Terms.

                  The following terms used in this Agreement shall have the following meanings:

                  "Accounts" means all "accounts" (as defined in the UCC), accounts receivable, contract rights and general intangibles relating thereto, notes, drafts and other forms of obligations owed to or owned by Borrower arising or resulting from the sale of goods or owed to or owned by Borrower or a Transportation Subsidiary arising or resulting from the rendering of services.

                  "Additional Mortgaged Property" has the meaning assigned to that term in subsection 5.15.

                  "Administrative Agent" means Rabobank, in its capacity as administrative agent for Lenders under the Loan Documents, and any successor in such capacity appointed pursuant to subsection 9.1(G).

                  "Administrative Questionnaire" means an Administrative Questionnaire in the form of Exhibit A.

                  "Adjustment Date" means, with respect to each adjustment of the Applicable Revolving Loan Margin or the Applicable Term Loan Margin, the first day of the Fiscal Quarter next commencing after the Fiscal Quarter in which the applicable financial statements were received. For example, the Adjustment Date relating to the test completed with respect to the first Fiscal Quarter of the 1999 Fiscal Year shall be the first day of the third Fiscal Quarter of the 1999 Fiscal Year.

                  "Advertising Ineligible Deduction" means an amount determined by Collateral Agent following each inspection conducted by Collateral Agent pursuant to subsection 5.3 in respect of cooperative advertising credits given by Borrower to its customers.

                  "Affiliate" means any Person (other than any Agent or any Lender): (a) directly or indirectly controlling, controlled by, or under common control with, any Loan Party; (b) directly or indirectly owning or holding fifteen percent (15%) or more of any equity interest in Borrower; (c) fifteen percent (15%) or more of whose stock or other equity interest having ordinary voting power for the election of directors or the power to direct or cause the direction of management, is directly or indirectly owned or held by Borrower; or
(d) which has a senior executive officer who is also a senior executive officer of Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other equity interest, or by contract or otherwise.

                  "Agents" means, collectively, the Administrative Agent, the Collateral Agent, the Documentation Agent and the Co-Agent.

                  "Agent's Account" means ABA No. 0710-001-3, Account No. 52-98695 at The First National Bank of Chicago, One First National Plaza, Chicago, Illinois 60670. Reference: Heller Business Credit for the benefit of Thorn Apple Valley, Inc.

                  "Agreement" means this Loan and Security Agreement as it may be amended, restated, supplemented or otherwise modified from time to time.

                  "Applicable Eligible Meat Inventory Percentage" means a percentage equal to (a) seventy percent (70%) during the period from February 1 to and including August 1 of each year and (b) seventy-five percent (75%) at all other times.

                  "Applicable Non-Use Fee Margin" means a rate equal to three-eighths of one percent (0.375%); provided, that such rate shall be adjusted, based on the Funded Debt to EBITDA Ratio as of the last day of the first Fiscal Quarter of the 1999 Fiscal Year and as of the last day of each Fiscal Quarter thereafter, as calculated pursuant to the financial statements delivered pursuant to subsection 5.1(B) or (C), as applicable, as set forth below:



                                    Funded Debt to                                 Non-Use Fee Margin
                                     EBITDA Ratio                                  ------------------
                                     ------------
                    Greater than or equal to 8.0:1.0                                      0.50%

                    Less than 8.0:1.00 and greater than or equal                          0.50%
                    to 6.0:1.0

                    Less than 6.0:1.0 and greater than or equal to                       0.375%
                    4.0:1.0

                    Less than 4.0:1.0 and greater than or equal to                        0.25%
                    3.0:1.0

                    Less than 3.0:1.0                                                     0.25%


Each such adjustment shall take effect on the first day of the Fiscal Quarter next commencing after the Fiscal Quarter in which the applicable financial statements were received. For example, the adjustment resulting from the test completed with respect to the first Fiscal Quarter of the 1999 Fiscal Year shall be effective on the first day of the third Fiscal Quarter of the 1999 Fiscal Year.

                  "Applicable Revolving Loan Margin" means (a) with respect to Base Rate Revolving Loans, a rate equal to zero percent (0%) and (b) with respect to LIBOR Revolving Loans, a rate equal to two and one-quarter percent (2.25%); provided, that such rates shall be adjusted, based on the Funded Debt to EBITDA Ratio as of the last day of the first Fiscal Quarter of the 1999 Fiscal Year and as of the last day of each Fiscal Quarter thereafter, as calculated pursuant to the financial statements delivered pursuant to subsection 5.1(B) or (C), as applicable, as set forth below:


                    Funded Debt to                Applicable Revolving               Applicable Revolving Loan
                     EBITDA Ratio                 Loan Margin for Base                   Margin for LIBOR
                    --------------                Rate Revolving Loans                    Revolving Loans
                                                  --------------------               -------------------------
            Greater than or equal to                      0.50%                                3.00%
            8.0:1.0

            Less than 8.0:1.0 and greater                 0.25%                                2.50%
            than or equal to 6.0:1.0

            Less than 6.0:1.0 and greater                 0.00%                                2.25%
            than or equal to 4.0:1.0

            Less than 4.0:1.0 and greater                 0.00%                                2.00%
            than or equal to 3.0:1.0

            Less than 3.0:1.0                             0.00%                                1.75%

Each adjustment in the Applicable Revolving Loan Margin for Base Rate Revolving Loans shall take effect on the applicable Adjustment Date. Each adjustment in the Applicable Revolving Loan Margin for LIBOR Revolving Loans shall take effect on the first day of each Interest Period that commences or is continued on or after the Adjustment Date.

                  "Applicable Term Loan Margin" means (a) with respect to Base Rate Term Loans, a rate equal to one half of one percent (0.50%) and (b) with respect to LIBOR Term Loans, a rate equal to two and three-quarters percent (2.75%); provided, that such rates shall be adjusted, based on the Funded Debt to EBITDA Ratio as of the last day of the first Fiscal Quarter of the 1999 Fiscal Year and as of the last day of each Fiscal Quarter thereafter, as calculated pursuant to the financial statements delivered pursuant to subsection 5.1(B) or (C), as applicable, as set forth below:


                    Funded Debt to                Applicable Term Loan                 Applicable Term Loan
                     EBITDA Ratio                 Margin for Base Rate                   Margin for LIBOR
                    --------------                     Term Loans                           Term Loans
                                                  --------------------                ----------------------


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


                                                       Term Loans                           Term Loans
                                                       ----------                           ----------
            Greater than or equal to                      1.00%                                3.25%
            8.0:1.0

            Less than 8.0:1.0 and greater                 0.75%                                3.00%
            than or equal to 6.0:1.0

            Less than  6.0:1.0 and greater                0.50%                                2.75%
            than or equal to 4.0:1.0

            Less than 4.0:1.0 and greater                 0.25%                                2.50%
            than or equal to 3.0:1.0

            Less than 3.0:1.0                             0.00%                                2.25%


Each adjustment in the Applicable Term Loan Margin for Base Rate Term Loans shall take effect on the applicable Adjustment Date. Each adjustment in the Applicable Term Loan Margin for LIBOR Term Loans shall take effect on the first day of each Interest Period that commences or is continued on or after the Adjustment Date.

                  "Asset Disposition" means the disposition, whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise, of any or all of the assets of Borrower or any of its Subsidiaries other than sales of Inventory in the ordinary course of business.

                  "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit B.

                  "Bank Letter of Credit" means each letter of credit issued by a bank acceptable to and approved by Issuing Lender for the account of Borrower and supported by a Risk Participation Agreement.

                  "Base Rate" means a variable rate of interest per annum equal to the higher of (a) the rate of interest from time to time published by the Board of Governors of the Federal Reserve System as the "Bank Prime Loan" rate in Federal Reserve Statistical Release H.15(519) entitled "Selected Interest Rates" or any successor publication of the Federal Reserve System reporting the Bank Prime Loan rate or its equivalent, or (b) the Federal Funds Effective Rate plus fifty (50) basis points. The statistical release generally sets forth a Bank Prime Loan rate for each Business Day. In the event the Board of Governors of the Federal Reserve System ceases to publish a Bank Prime Loan rate or its equivalent, the term "Base Rate" shall mean a variable rate of interest per annum equal to

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

the highest of the "prime rate", "reference rate", "base rate", or other similar rate announced from time to time by any of Bankers Trust Company, The Chase Manhattan Bank, N.A., Citibank, N.A. or their successors (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by any such bank).

                  "Base Rate Loans" means any portions of the Loans bearing interest at rates determined by reference to the Base Rate.

                  "Base Rate Revolving Loans" means any portions of the Revolving Loan that are also Base Rate Loans.

                  "Base Rate Term Loans" means any portions of the Term Loan that are also Base Rate Loans.

                  "Beneficial Ownership" has the meaning assigned to that term in Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

                  "Blocked Accounts" has the meaning assigned to that term in subsection 5.6.

                  "Borrower" has the meaning assigned to that term in the preamble to this Agreement.

                  "Borrowing" means Loans of the same type and, in the case of LIBOR Loans, having the same Interest Period, made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with subsection 2.1(D)(1).

                  "Borrowing Base" has the meaning assigned to that term in subsection 2.1(B).

                  "Borrowing Base Certificate" means a certificate and assignment schedule duly executed by an authorized officer of Borrower appropriately completed and in substantially the form of Exhibit C.

                  "Borrowing Request" means a loan request and certificate duly executed by an authorized officer of Borrower, in the form of Exhibit D.

                  "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of Illinois or New York or the Commonwealth of Pennsylvania, or is a day on which banking institutions located in any such state are closed, and for the purposes of Eurodollar Rate Loans only, is a day on which commercial banks are not open for dealings in U.S. Dollar deposits in the London, England (U.K.)
interbank market.

                  "Capital Expenditures" means all expenditures (including deposits) for, or contracts for expenditures that, in conformity with GAAP, should be accounted for as capital expenditures.

                  "Capital Lease" means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

                  "Cash Collateralize" means to pledge and deposit with or deliver to Collateral Agent, for the benefit of Agents, Issuing Lender and Lenders, as additional collateral for the Letter of Credit Liability, cash or deposit account balances pursuant to documentation in form and substance satisfactory to Collateral Agent and Issuing Lender. Derivatives of such term shall have corresponding meaning. Borrower hereby grants Collateral Agent, for the benefit of Agents, Issuing Lender and Lenders, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts.

                  "Cash Equivalents" means: (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six (6) months from the date of acquisition thereof; (b) commercial paper maturing no more than six (6) months from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; (c) certificates of deposit or bankers' acceptances maturing within six
(6) months from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000 and not subject to setoff rights in favor of such bank; and (d) collected funds on deposit at any bank acceptable to Collateral Agent in its reasonable judgment.

                  "Change in Control" means

                           (a) the acquisition, through purchase or otherwise (including the agreement to act in concert without more), by any Person (other than Designated Persons) or group of Persons acting in concert (other than Designated Persons), directly or indirectly, in one or more transactions, of Beneficial Ownership or control of securities representing more than 30% of the combined voting power of Borrower's Voting Stock; or

                           (b) the distribution by Borrower of cash, securities or other properties (other than regular periodic cash dividends at a rate which is substantially consistent with past practice, including with respect to increases in dividends, and other than common stock of Borrower or rights to acquire common stock of Borrower) to holders of capital stock (including by means of dividend, reclassification, recapitalization or otherwise) which, together with all other such distributions during the 365-day period preceding the date of such distribution, has an aggregate fair market value in excess of an amount equal to 30% of the fair market value of the Voting Stock of Borrower outstanding on the date immediately prior to such distribution.

                  A merger or consolidation pursuant to subsection 7.6 with respect to which the Voting Stock of the surviving corporation is more than 30% owned by a Person or group of Person acting in concert (other than Designated Persons) who did not own such Voting Stock prior to such merger or consolidation shall constitute a "Change of Control."

                  "Closing Date" means April 16, 1998.

                  "Co-Agent" means Harris, in its capacity as co-agent for Lenders under the Loan Documents, and any successor in such capacity appointed pursuant to subsection 9.1(G).

                  "Collateral" has the meaning assigned to that term in subsection 2.7.

                  "Collateral Agent" means Heller, in its capacity as collateral agent for Lenders under the Loan Documents, and any successor in such capacity appointed pursuant to subsection 9.1(G).

                  "Collecting Banks" has the meaning assigned to that term in subsection 5.6.

                  "Commitment" or "Commitments" means the commitment or commitments of Lenders to make Loans as set forth in subsections 2.1(A) and/or 2.1(B) and to provide Lender Letters of Credit as set forth in subsection 2.1(G).

                  "Compliance Certificate" means a certificate duly executed by the chief executive officer or chief financial officer of Borrower appropriately completed and in substantially the form of Exhibit E.

                  "Confidential Information Memorandum" means the Confidential Information Memorandum of Borrower dated February, 1998.

                  "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an authorized officer of Borrower, substantially in the form of Exhibit F.

                  "Corporate Guarantors" has the meaning assigned to that term in the preamble to this Agreement.

                  "Corporate Guaranties" means, collectively, the continuing guaranty by each Corporate Guarantor in a form reasonably acceptable to Collateral Agent and

Administrative Agent, as each such agreement may hereafter be amended, restated, supplemented or otherwise modified from time to time.

                  "Default" means a condition, act or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

                  "Defaulted Amount" means, with respect to any Lender at any time, any amount required to be paid by such Lender to Collateral Agent, any other Agent or any other Lender hereunder or under any other Loan Documents, which has not been so paid.

                  "Defaulting Lender" means, at any time, any Lender that owes a Defaulted Amount.

                  "Default Rate" has the meaning assigned to that term in subsection 2.2(A).

                  "Designated Persons" means any of the following:

                           (a) (i) Henry S. Dorfman, Mala Dorfman, Gayle Weiss, Carolyn Dorfman and Joel Dorfman; (ii) the estates of the Persons set forth in clause (i); and (iii) inter vivos or testamentary trusts the beneficiaries of which are one or more Persons falling within the scope of clauses (i) or (ii) above;

                           (b) Joel Dorfman, Henry S. Dorfman, Louis Glazier, Michael Rozzano, Keith Jahnke and Edward Boan;

                           (c) a group of Persons fifty percent (50%) or more of which are comprised of Person set forth in paragraphs (a) and/or (b) above; or

                           (d) an Employee Stock Ownership Plan as defined in
         Section 4975(e)(7) of the IRC.

                  "Documentation Agent" means Heller, in its capacity as documentation agent for Lenders under the Loan Documents, and any successor in such capacity appointed pursuant to subsection 9.1(G).

                  "EBITDA" means, for any period, without duplication, the total of the following for Borrower and its Subsidiaries on a consolidated basis, each calculated for such period: (1) Net Income; plus, to the extent included in the calculation of Net Income, (2) the sum of (a) income and franchise taxes paid or accrued; (b) Interest Expense, net of interest income, paid or accrued; (c) interest paid in kind; (d) amortization and depreciation; (e) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business); (f) capitalized interest included in cost of sales; and (g) prepayment fees paid in cash on the Closing Date to Borrower's existing lenders; less, to the extent included in the calculation of Net Income, (3) the sum of
(a) the income of any

Person (other than wholly-owned Subsidiaries of Borrower) in which Borrower or a wholly owned Subsidiary of Borrower has an ownership interest except to the extent such income is received by Borrower or such wholly-owned Subsidiary in a cash distribution during such period; (b) gains or losses from sales or other dispositions of assets (other than Inventory in the normal course of business); and (c) extraordinary or non-recurring gains, but not net of extraordinary or non-recurring "cash" losses.

                  "Eligible Accounts" has the meaning assigned to that term in subsection 2.1(C).

                  "Eligible Assignee" shall mean (a) a commercial bank or commercial finance company organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000 (or $250,000,000 in the case of an assignment of a Revolving Loan Commitment); (b) a commercial bank or commercial finance company organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000 (or $250,000,000 in the case of an assignment of a Revolving Loan Commitment), provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (c) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses, including but not limited to, insurance companies, mutual funds and lease financing companies, and (d) a Person that is primarily engaged in the business of lending that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or
(iii) a Person of which a Lender is a Subsidiary; provided however, that no Affiliate of Borrower shall be an Eligible Assignee.

                  "Eligible Contract Inventory" has the meaning assigned to that term in subsection 2.1(C).

                  "Eligible Inventory" means, collectively, Eligible Meat Inventory, Eligible Supplies Inventory and Eligible Contract Inventory.

                  "Eligible Meat Inventory" has the meaning assigned to that term in subsection 2.1(C).

                  "Eligible Supplies Inventory" has the meaning assigned to that term in subsection 2.1(C).

                  "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of any Loan Party or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained for the employees of any Loan Party or any current or former ERISA Affiliate.

                  "Environmental Claims" means claims, liabilities, investigations, litigation, administrative proceedings, judgments or orders relating to Hazardous Materials.

                  "Environmental Laws" means any present or future federal, state or local law, rule, regulation or order relating to pollution, waste, disposal or the protection of human health or safety, plant life or animal life, natural resources or the environment.

                  "Equipment" means all "equipment" (as defined in the UCC), including, without limitation, all furniture, furnishings, fixtures, machinery, motor vehicles, trucks, trailers, vessels, aircraft and rolling stock and all parts thereof and all additions and accessions thereto and replacements therefor.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

                  "ERISA Affiliate", as applied to any Loan Party, means any Person who is a member of a group which is under common control with any Loan Party, who together with any Loan Party is treated as a single employer within the meaning of Sections 414(b) and (c) of the IRC.

                  "Event of Default" means each of the events set forth in subsection 8.1.

                  "Excess Availability" means the amount by which the Borrowing Base exceeds the sum of the Revolving Loan and the Letter of Credit Reserve.

                  "Excess Cash Flow" means, for any period, the greater of (A) zero (0); or (B) without duplication, the total of the following for Borrower and its Subsidiaries on a consolidated basis, each calculated for such period:
(1) EBITDA; plus (2) tax refunds actually received; less (3) Capital Expenditures (to the extent actually made in cash and/or due to be made in cash within such period but in no event more than the amount permitted by subsection
6.3 hereof); less (4) income and franchise taxes paid or accrued excluding any provision for deferred taxes included in the determination of net income; less
(5) decreases in deferred income taxes resulting from payments of deferred taxes accrued in prior periods; less (6) Interest Expense paid or accrued; less (7) scheduled amortization of Indebtedness actually paid in cash and/or due to be paid in cash within such period and permitted under subsection 7.5; less (8) voluntary prepayments and mandatory prepayments made under subsection 2.4(B)(2), but only to the extent that the transaction that precipitated the mandatory prepayment increased EBITDA.

                  "Executive Officers" means, collectively, George Weiss; Michael J. Rozzano, Jr.; Ronald A. Risher; Lawrence Charlupski; Edward E. Boan; Keith Jahnke; Louis Glazier; and Joel Dorfman.

                  "Existing Letters of Credit" has the meaning assigned to such term in subsection 2.1(G).

                  "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the immediately following Business Day by the Federal Reserve Bank of New York or, if such rate is not published for any Business Day, the average of the quotations for the day of the requested Loan received by Collateral Agent from three Federal funds brokers of recognized standing selected by Collateral Agent.

                  "Fiscal Period" means each period of 4 consecutive weeks in any Fiscal Year.

                  "Fiscal Quarters" means the following consecutive Fiscal Periods in each Fiscal Year:

                   Fiscal Quarter                Fiscal Periods
                   --------------                --------------
                          1                            1-4
                          2                            5-7
                          3                            8-10
                          4                           11-13

                  "Fiscal Year" means each period of 52 or 53 consecutive weeks, as applicable, ending on the last Friday in May in each year.

                  "Fixed Charge Coverage" means, for any period, Operating Cash Flow divided by Fixed Charges.

                  "Fixed Charges" means, for any period, and each calculated for such period for Borrower and its Subsidiaries on a consolidated basis (without duplication), (a) Interest Expense paid or accrued; plus (b) scheduled payments of principal with respect to all Indebtedness; plus (c) any provision for (to the extent it is greater than zero) income or franchise taxes included in the determination of net income, excluding any provision for deferred taxes; plus
(d) Restricted Junior Payments made in cash to the extent permitted under subsection 7.5(b); plus (e) payment of deferred taxes accrued in any prior period and minus (f) scheduled payments of principal in respect of the Premium Notes.

                  "FSA" means the Food Security Act of 1985 ( 7 U.S.C. Section 1631 et seq.), as amended from time to time, and any successor statute.

                  "Funded Debt to EBITDA Ratio" means, on any date, the ratio of
(a) the aggregate outstanding amount of all interest-bearing Indebtedness on such date, determined for Borrower and its Subsidiaries on a consolidated basis, to (b) EBITDA for the period of four (4) consecutive Fiscal Quarters ending on such date; provided, that for each date of determination during the 1999 Fiscal Year, EBITDA shall be measured for the period from the first day of such Fiscal Year through the date of determination and annualized.

                  "Funding Date" means the date of each funding of a Loan or issuance of a Lender Letter of Credit.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

                  "Guarantor Security Agreements" means, collectively, the guarantor security agreement to be executed and delivered by each Corporate Guarantor, in a form reasonably acceptable to Collateral Agent and Administrative Agent, as each such agreement may hereafter be amended, restated, supplemented or otherwise modified from time to time.

                  "Harris" has the meaning assigned to that term in the preamble to this Agreement.

                  "Hazardous Material" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any Environmental Laws or regulations as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, or toxicity; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls.

                  "Heller" has the meaning assigned to that term in the preamble to this Agreement.

                  "Honor Date" has the meaning assigned to that term in subsection 2.1(G)(3).

                  "Indebtedness", as applied to any Person, means without duplication: (a) all indebtedness for borrowed money; (b) obligations under leases which in accordance with GAAP constitute Capital Leases; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six months from the date the obligation is incurred or is evidenced by a note or similar written instrument; (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non recourse to the credit of that Person and (f) obligations in respect of letters of credit.

                  "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, wind-up or relief of debtors (including any proceeding under the Federal Bankruptcy Reform Act of 1978 (11 U.S.C.
Section 101 et seq.) or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of such creditors.

                  "Intangible Assets" means all intangible assets (determined in conformity with GAAP) including, without limitation, goodwill, Intellectual Property, licenses, organizational costs, deferred amounts, covenants not to compete, unearned income and restricted funds, all calculated for Borrower and its Subsidiaries on a consolidated basis.

                  "Intellectual Property" means all present and future designs, patents, patent rights and applications therefor, trademarks and registrations or applications therefor, trade names, corporate names, inventions, copyrights and all applications and registrations therefor, software or computer programs, license rights, trade secrets, methods, processes, know-how, drawings, specifications, descriptions, and all memoranda, notes and records with respect to any research and development, whether now owned or hereafter acquired, all goodwill associated with any of the foregoing, and proceeds of all of the foregoing, including, without limitation, proceeds of insurance policies thereon.

                  "Interest Expense" means, without duplication, for any period, the following, for Borrower and its Subsidiaries on a consolidated basis, each calculated for such period: interest expense deducted in the determination of net income (excluding (i) the amortization of fees and costs with respect to the transactions contemplated by this Agreement which have been capitalized as transaction costs in accordance with the provisions of subsection 1.2, (ii) the amortization of interest expense which has been capitalized and (iii) interest paid in kind).

                  "Interest Period" means relative to any LIBOR Loan, the period beginning on (and including) the date on which such LIBOR Loan is made or continued as, or converted into, a LIBOR Loan pursuant to subsection 2.2(D), and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if the applicable month has no numerically corresponding day, on the last Business Day of such month), in either case as Borrower may select in its relevant notice pursuant to subsection 2.2; provided, however, that

                  (a) Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than six (6) different dates;

                  (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

                  (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

                  (d) no Interest Period may end later than the Termination
         Date.

                  "Interest Rate" means the Revolving Loan Interest Rate or the Term Loan Interest Rate, as applicable.

                  "Inventory" means all "inventory" (as defined in the UCC), including, without limitation, finished goods, raw materials, work in process and other materials and supplies used or consumed in a Person's business, farm products, livestock, livestock products and by-products and livestock issue, poultry, poultry products and by-products and poultry issue, and goods which are returned or repossessed.

                  "Inventory Report" means a report with respect to Inventory electronically transmitted by an authorized officer of Borrower to Collateral Agent from time to time, containing such information as is reasonably required by Collateral Agent.

                  "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

                  "Issuing Lender" means Rabobank, in its capacity as the issuer of one or more Lender Letters of Credit or Risk Participation Agreements or such other Person as Borrower shall request and Collateral Agent and Administrative Agent shall agree shall act as the issuer of Lender Letters of Credit or Risk Participation Agreements hereunder; provided that Issuing Lender shall specifically include Rabobank and Old Kent in their respective capacities as issuers of the Existing Letters of Credit.

                  "L/C Advance" means each Lender's participation in any L/C Borrowing in accordance with its Pro Rata Share.

                  "L/C Amendment Application" means an application form for amendment of an outstanding standby or commercial documentary letter of credit as shall at any time be in use at Issuing Lender, as Issuing Lender shall request.

                  "L/C Application" means an application form for issuances of a standby or commercial documentary letter of credit as shall at any time be in use at Issuing Lender, as Issuing Lender shall request.

                  "L/C Borrowing" means an extension of credit resulting from a drawing under any Lender Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Revolving Advance under subsection 2.1(G)(3).

                  "L/C-Related Documents" means the Lender Letters of Credit, the Bank Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other documents relating to any Lender Letter of Credit, including any of Issuing Lender's standard form documents for letter of credit issuances.

                  "Lender" or "Lenders" has the meaning assigned to that term in the preamble to this Agreement.

                  "Lender Letter of Credit" has the meaning assigned to that term in subsection 2.1(G).

                  "Letter of Credit Liability" means, all reimbursement and other liabilities of Borrower or any of its Subsidiaries with respect to each Lender Letter of Credit, whether contingent or otherwise, including: (a) the amount available to be drawn or which may become available to be drawn; (b) all amounts which have been paid or made available by any Lender issuing a Lender Letter of Credit or any bank issuing a Bank Letter of Credit to the extent not reimbursed; and (c) all unpaid interest, fees and expenses related thereto.

                  "Letter of Credit Reserve" means, at any time, an amount equal to (a) the aggregate amount of Letter of Credit Liability with respect to all Lender Letters of Credit outstanding at such time plus, without duplication, (b) the aggregate amount theretofore paid by any Agent or any Lender under Lender Letters of Credit and not debited to Borrower's loan account pursuant to subsection 2.1(G)(3) or otherwise reimbursed by Borrower.

                  "Liabilities" shall have the meaning given that term in accordance with GAAP and shall include Indebtedness.

                  "LIBOR" means, for each Interest Period, a rate of interest equal to:

                  (a) the rate for deposits in Dollars for the relevant Interest Period that appears on the Telerate Page 3750 as of 11:00 A.M. (London time) on the second Business Day prior to the first day of such Interest Period ("LIBOR Telerate"). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Services (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for Dollar deposits). If no rate appears on the Telerate Page 3750,

LIBOR in respect of that date will be determined as if the parties had specified the rate described in (b) below.

                  (b) with respect to any date on which no rate appears on Telerate Page 3750, as specified in (a) above, LIBOR will be determined on the basis of the rates at which deposits in Dollars for the relevant Interest Period are offered at approximately 11:00 A.M. (London time) on that date by four major banks in the London interbank market selected by Collateral Agent ("Reference Banks") to prime banks in the London interbank market commencing on the second Business Day prior to the first day of such Interest Period and in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time. Collateral Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of that date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M. (New York City time) on such date by three major banks in the City of New York selected by Collateral Agent for loans in Dollars to leading European banks for the relevant Interest Period commencing on the second Business Day prior to the first day of such Interest Period and in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by Collateral Agent are not quoting as mentioned in this sentence, LIBOR with respect to such date will be the rate of LIBOR in effect on the date on which such rate was last determinable.

                  The rate determined by either (a) or (b) above shall be divided by a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System (such rate to be adjusted to the nearest one sixteenth of one percent (1/16 of 1%) or, if there is not a nearest one sixteenth of one percent (1/16 of 1%), to the next higher one sixteenth of one percent (1/16 of 1%).

                  "LIBOR Loans" means any portions of the Loans bearing interest by reference to LIBOR.

                  "LIBOR Revolving Loans" means any portions of the Revolving Loan that are also LIBOR Loans.

                  "LIBOR Term Loans" means any portions of the Term Loan that are also LIBOR Loans.

                  "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

                  "Loan" or "Loans" means an advance or advances under the Term Loan Commitment or the Revolving Loan Commitment.

                  "Loan Documents" means this Agreement, the Term Notes, the Revolving Notes, the Corporate Guaranties, the Guarantor Security Agreements, the Pledge Agreement, the Mortgages, and all other instruments, documents and agreements executed by or on behalf of Borrower or any Corporate Guarantor and delivered concurrently herewith or at any time hereafter to or for any Agent or any Lender in connection with the Loans, any Lender Letter of Credit, and other transactions contemplated by this Agreement, all as amended, restated, supplemented or modified from time to time.

                  "Loan Party" means each of Borrower, Borrower's Subsidiaries and any other Person (other than any Agent or any Lender) which is or becomes a party to any Loan Document.

                  "Loan Year" means each period of twelve (12) consecutive calendar months commencing on the Closing Date and ending on each anniversary thereof.

                  "Material Adverse Effect" means a material adverse effect upon
(a) the business, operations, properties, assets or condition (financial or otherwise) of the Loan Parties taken as a whole or (b) the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party or of any Agent or any Lender to enforce or collect any of the Obligations.

                  "Maximum Revolving Loan Amount" has the meaning assigned to that term in subsection 2.1(B).

                  "Mortgages" means, collectively, the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Loan Party to Collateral Agent, on behalf of Agents and Lenders, with respect to Mortgaged Property or Additional Mortgaged Property, all in form and substance satisfactory to Collateral Agent and Administrative Agent.

                  "Mortgaged Property" means the real property owned or leased by Borrower or its Subsidiaries as described on Schedule 1.1(A).

                  "Net Income" means, for any period, net income for such period, calculated for Borrower and its Subsidiaries on a consolidated basis in conformity with GAAP.

                  "Net Worth" means, as of any date, the sum of capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit), calculated for Borrower and its Subsidiaries on a consolidated basis in conformity with GAAP.

                  "Notes" means the Revolving Notes and the Term Notes.

                  "Obligations" means all obligations, liabilities and indebtedness of every nature of each Loan Party from time to time owed to any Agent or to any Lender under the Loan Documents including the principal amount of all debts, claims and indebtedness (whether incurred before or after the Termination Date), accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable including, without limitation, all interest, fees, cost and expenses accrued or incurred after the commencement of any Insolvency Proceeding.

                  "Old Kent" means Old Kent Bank and Trust Company.

                  "Operating Cash Flow" means, for any period, (a) EBITDA; less
(b) Capital Expenditures.

                  "Original Term" has the meaning assigned to that term in subsection 2.5.

                  "PASA" means the Packers and Stockyards Act of 1921 (7 U.S.C.
Section 181 et seq.), as amended from time to time, and any successor statute.

                  "Permitted Encumbrances" means the following types of Liens:
(a) Liens (other than Liens relating to Environmental Claims or ERISA) for taxes, assessments or other governmental charges not yet due and payable; (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent; (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (d) encroachments, easements, rights-of-way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of any Loan Party or any of its Subsidiaries; (e) Liens for purchase money obligations, provided that
(i) the purchase of the asset subject to any such Lien is permitted under subsection 6.3, (ii) the Indebtedness secured by any such Lien is permitted under subsection 7.1, and (iii) such Lien encumbers only the asset so purchased;

(f) Liens in favor of Collateral Agent, on behalf of Agents and Lenders; (g) Liens on real property securing unpaid real estate taxes that are due and payable and that under applicable law may be paid without incurring a penalty or bearing interest; (h) Liens that have been bonded in cash to the reasonable satisfaction of Collateral Agent and Administrative Agent; (i) Liens in favor of the holders of the Premium Notes; (j) Liens on shares of preferred stock of Michigan Livestock Credit Corporation owned by Borrower, to secure the Indebtedness described in subsection 7.1(g); (k) Liens on leased Equipment arising under operating leases of such Equipment entered into in the ordinary course of business; and (l) Liens set forth on Schedule 1.1(B).

                  "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                  "Pledge Agreement" means each stock pledge agreement executed and delivered by any Loan Party, in favor of Collateral Agent, on behalf of Agents and Lenders, in form and substance satisfactory to Collateral Agent and Administrative Agent.

                  "PPFPA" means the Poultry Producers Financial Protection Act of 1987 (7 U.S.C. Section 197 et seq.), as amended from time to time, and any successor statute.

                  "Premium Notes" means the Subordinated Notes of even date herewith in the aggregate original principal amount of $2,200,000 executed by Borrower in favor of Allstate Life Insurance Company, Principal Mutual Life Insurance Company and Great-West Life & Annuity Insurance Company, respectively.

                  "Pro Forma" means the unaudited consolidated and consolidating balance sheet of Borrower and its Subsidiaries as of the Closing Date after giving effect to the transactions contemplated by this Agreement.
The Pro Forma is annexed hereto as Schedule 1.1(C).

                  "Pro Rata Share" means (a) with respect to matters relating to a particular Commitment of a Lender, the percentage obtained by dividing (i) such Commitment of that Lender by (ii) all such Commitments of all Lenders and
(b) with respect to all other matters, the percentage obtained by dividing (i) the Total Loan Commitment of a Lender by (ii) the Total Loan Commitments of all Lenders, in either case as such percentage may be adjusted by assignments permitted pursuant to subsection 9.1; provided, however, if any Commitment is terminated pursuant to the terms hereof, then "Pro Rata Share" means the percentage obtained by dividing (x) the aggregate amount of such Lender's outstanding Loans related to such Commitment by (y) the aggregate amount of all outstanding Loans related to such Commitment.

                  "Projections" means Borrower's forecasted: (a) balance sheets;
(b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a consolidated and a consolidating basis (on a division by division basis, separating the fresh meats division from the processing division), and otherwise consistent with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

                  "Rabobank" has the meaning assigned to that term in the preamble to this Agreement.

                  "Reconciliation Report" means a report duly executed by the chief executive officer or chief financial officer of Borrower appropriately completed and in substantially the form of Exhibit H.

                  "Renewal Term" has the meaning assigned to that term in subsection 2.5.

                  "Requisite Lenders" means Lenders (other than any Defaulting Lenders) holding or being responsible for sixty-six and two thirds percent (66 2/3%) or more of the sum of (a) outstanding Loans (other than Loans owing to any Defaulting Lenders), (b) outstanding Letter of Credit Liability (other than Letter of Credit Liability owing to any Defaulting Lenders) and (c) unutilized Commitments (other than unutilized Commitments of any Defaulting Lenders).

                  "Restricted Junior Payment" means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely with shares of the class of stock on which such dividend is declared; (b) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Subordinated Debt or any shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding, or the issuance of a notice of an intention to do any of the foregoing; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding; and (d) any payment by Borrower or any of its Subsidiaries of any management, consulting or similar fees to any Affiliate, whether pursuant to a management agreement or otherwise.

                  "Revolving Advance" means each advance made by Lenders pursuant to subsection 2.1(B).

                  "Revolving Loan" means the outstanding balance of all Revolving Advances and any amounts added to the principal balance of the Revolving Loan pursuant to this Agreement.

                  "Revolving Loan Commitment" means (a) as to any Lender, the commitment of such Lender to make Revolving Advances pursuant to subsection 2.1(B), and to purchase participations in Lender Letters of Credit pursuant to subsection 2.1(G) in the aggregate amount set forth on the signature page of this Agreement opposite such Lender's signature or in the most recent Assignment and Assumption Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Advances and to purchase participations in Lender Letters of Credit.

                  "Revolving Loan Interest Rate" has the meaning assigned to that term in subsection 2.2(A).

                  "Revolving Loan Limit" means an amount equal to (a) $85,000,000 during the period from February 1 to and including August 1 of each year and (b) $95,000,000 at all other times.

                  "Revolving Notes" means, collectively, each promissory note of Borrower in a form reasonably acceptable to Collateral Agent and Administrative Agent, issued pursuant to subsection 2.1(E).

                  "Risk Participation Agreement" has the meaning assigned to that term in subsection 2.1(G).

                  "Scheduled Installment" has the meaning assigned to that term in subsection 2.1(A).

                  "Special Ineligible Deduction" means, at any date of determination, an amount equal to the sum of (a) the aggregate amount of Borrower's Liabilities to unpaid cash sellers of livestock, as defined under PASA and (b) the aggregate amount of Borrower's Liabilities to unpaid cash sellers of live poultry, as defined under PPFPA.

                  "Subordinated Debt" means, collectively, (a) all Indebtedness owing by Borrower under certain 9% Convertible Subordinated Debentures Due April 1, 2007 in the aggregate principal amount of $17,250,000, issued pursuant to a certain Indenture dated as of March 25, 1997 between Borrower and State Street Bank and Trust Company, as Trustee (the "Indenture"); (b) all Indebtedness owing by Borrower under the Premium Notes; and (c) any other Indebtedness of Borrower that is subordinated to the Obligations in a manner satisfactory to Collateral Agent and Administrative Agent.

                  "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person or a combination thereof.

                  "Supermajority Lenders" means Lenders (other than any Defaulting Lenders) holding or being responsible for eighty-nine percent (89%) or more of the sum of (a) outstanding Loans (other than Loans owing to any Defaulting Lenders), (b) outstanding Letter of Credit Liability (other than Letter of Credit Liability owing to any Defaulting Lenders) and (c) unutilized Commitments (other than unutilized Commitments of any Defaulting Lenders).

                  "Term Loan means the unpaid balance of the term loan made pursuant to subsection 2.1(A).

                  "Term Loan Commitment" means (a) as to any Lender, the commitment of such Lender to make its Pro Rata Share of the Term Loan in the maximum aggregate amount set forth on the signature page of this Agreement opposite such Lender's signature or in the most recent Assignment and Assumption Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Term Loan.

                  "Term Loan Interest Rate" has the meaning assigned to that term in subsection 2.2(A).

                  "Term Notes" means, collectively, each promissory note of Borrower in a form reasonably acceptable to Collateral Agent and Administrative Agent, issued pursuant to subsection 2.1(E).

                  "Termination Date" means the date this Agreement is terminated as set forth in subsection 2.5.

                  "Total Loan Commitment" means as to any Lender the aggregate commitments of such Lender with respect to its Revolving Loan Commitment and Term Loan Commitment.

                  "Transportation Subsidiary" means any Subsidiary of Borrower that operates primarily in the transportation services business.

                  "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Illinois, as amended from time to time, and any successor statute.

                  "Voting Stock" shall mean capital stock of any class or classes of a corporation having power under ordinary circumstances to vote for the election of members of the board of directors of such corporation, or persons performing similar functions (irrespective of whether or not at the time stock of any of the class or classes shall have or might have special voting power or rights by reason of the happening of any contingency).

                  "Warehouse Reserve" means, at any date of determination, a reserve equal to the aggregate of 3 calendar months' average warehouse charges for each warehouse location for which Borrower has not delivered to Collateral Agent a warehouseman's agreement acceptable to Collateral Agent.

                  1.2.     Accounting Terms.

                  For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to any Agent or any Lender pursuant to subsection 5.1 shall be prepared in accordance with GAAP (as in effect at the time of such preparation) on a consistent basis, including the reflection of Inventory values on a LIFO basis; provided, that notwithstanding the foregoing, for the purposes of calculating compliance with the financial covenants contained in Section 6, the Applicable Non-Use Fee Margin, the Applicable Revolving Loan Margin, the Applicable Term Loan Margin and Excess Cash Flow, all amounts with respect to Inventory shall be shown on a FIFO basis, without regard to LIFO adjustments. In the event any "Accounting Changes" (as defined below) shall occur and such changes affect financial covenants, standards or terms in this Agreement, then Borrower and Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of Borrower shall be the same after such Accounting Changes as if such Accounting Changes had not been made, and until such time as such an amendment shall have been executed and delivered by Borrower and Requisite Lenders, (A) all financial covenants, standards and terms in this Agreement shall be calculated and/or construed as if such Accounting Changes had not been made, and (B) Borrower shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (a) changes in accounting principles required by GAAP and implemented by Borrower; (b) changes in accounting principles recommended by Borrower's certified public accountants; and (c) changes in carrying value of Borrower's or any of its Subsidiaries' assets, liabilities or equity accounts resulting from any adjustments that, in each case, were applicable to, but not included in, the Pro Forma. All such adjustments resulting from expenditures made subsequent to the Closing Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period.

                  1.3.     Other Definitional Provisions.

                  References to "Sections", "subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, words importing any gender include the other genders; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

                         SECTION 2. LOANS AND COLLATERAL

2.1.   Loans.

                  (A)     Term Loan.

                  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower and the other Loan Parties set forth herein and in the other Loan Documents, each Lender, severally, agrees to lend to Borrower, on the Closing Date, its Pro Rata Share of the Term Loan, which is in the aggregate amount of $75,000,000. The Term Loan shall be funded in one drawing. Amounts borrowed under this subsection 2.1(A) and repaid may not be reborrowed. Borrower shall make principal payments in the Term Loan in successive monthly installments ("Scheduled Installments") of $781,250 on the first day of each calendar month hereafter commencing April 1, 1999; provided, that notwithstanding the foregoing, the entire outstanding principal balance of the Term Loan shall be due and owing on the Termination Date.

                  (B)     Revolving Loan.

                  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower and the other Loan Parties set forth herein and in the other Loan Documents, each Lender, severally, agrees to lend to Borrower from time to time its Pro Rata Share of each Revolving Advance. The aggregate amount of all Revolving Loan Commitments shall not exceed at any time the Revolving Loan Limit at such time, as reduced by Section 2.4(B). Amounts borrowed under this subsection 2.1(B) may be repaid and reborrowed at any time prior to the earlier of (i) the termination of the Revolving Loan Commitment pursuant to subsection 8.3 or (ii) the Termination Date. Except as otherwise provided herein, no Lender shall have any obligation to make an advance under this subsection 2.1(B) to the extent such advance would cause the Revolving Loan (after giving effect to any immediate application of the proceeds thereof) to exceed the Maximum Revolving Loan Amount.

                          (1)     "Maximum Revolving Loan Amount" means, as of
any date of determination, the lesser of (a) the Revolving Loan Commitments of all Lenders minus the Letter of Credit Reserve and (b) the Borrowing Base minus the Letter of Credit Reserve.

                          (2)     "Borrowing Base" means, as of any date of
determination, an amount equal to the sum of (a) eighty-five percent (85%) of the amount by which Eligible Accounts exceeds the Advertising Ineligible Deduction plus (b) the Applicable Eligible Meat Inventory Percentage of the amount by which Eligible Meat Inventory exceeds the Special Ineligible Deduction plus (c) eighty-five (85%) of Eligible Contract Inventory; plus (d) the lesser of (i) $7,500,000 and (ii) fifty percent (50%) of Eligible Supplies Inventory; plus (e) one hundred percent (100%) of Borrower's cash located in accounts in which Collateral Agent has a first and only perfected Lien; less in each case such reserves (other than the Letter of Credit Reserve) as Collateral Agent in its reasonable discretion (or at the direction of Requisite Lenders) may elect to establish, including without limitation the Warehouse Reserve; provided, that no additional reserves instituted by Collateral Agent or Requisite Lenders shall be effective until Borrower has received telephonic or written notice thereof from Collateral Agent.

                  (C)     Eligible Collateral.

                  "Eligible Accounts" means, as at any date of determination, the aggregate of all Accounts that Collateral Agent, in its reasonable judgment (or as directed by Requisite Lenders), deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, unless otherwise agreed by Agents or Requisite Lenders, the following Accounts are not Eligible
Accounts:

                          (1)     Accounts which remain unpaid for more than
fifty (50) days after the actual delivery date of the goods specified in the applicable invoice;

                          (2)     Accounts which are otherwise eligible with
respect to which the account debtor is owed a credit by Borrower or a Transportation Subsidiary, but only to the extent of such credit;

                          (3)     Accounts due from a customer whose principal
place of business is located outside the United States of America unless such Account is backed by a letter of credit, in form and substance acceptable to Collateral Agent and issued or confirmed by a bank that is organized under the laws of the United States of America or a State thereof, that is acceptable to Collateral Agent; provided that such letter of credit has been delivered to Collateral Agent as additional collateral;

                          (4)     Accounts due from a customer which Collateral
Agent has notified Borrower does not have a satisfactory credit standing;

                          (5)     Accounts with respect to which the customer
is the United States of America, any state or any municipality, or any department, agency or instrumentality thereof unless Borrower or a Transportation Subsidiary, as applicable, has, with respect to such Accounts, complied with the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any applicable statute or municipal ordinance of similar purpose and effect;

                          (6)     Accounts with respect to which the customer
is an Affiliate of Borrower or a director, officer, agent, stockholder or employee of Borrower or any of its Affiliates;

                          (7)     Accounts due from a customer if more than
twenty-five percent (25%) of the aggregate amount of Accounts of such customer (excluding any amounts in dispute which Collateral Agent has agreed may be so excluded), have at the time remained unpaid for more than fifty (50) days after the actual delivery date of the goods specified in the applicable invoice;

                          (8)     Accounts with respect to which there is any
unresolved dispute with the respective customer (but only to the extent of such dispute);

                          (9)     Accounts evidenced by an "instrument" or
"chattel paper" (as defined in the UCC) not in the possession of Collateral Agent, on behalf of Agents and Lenders;

                          (10)    Accounts with respect to which Collateral
Agent, on behalf of Agents and Lenders, does not have a valid, first priority and fully perfected security interest;

                          (11)    Accounts subject to any Lien except those in
favor of Collateral Agent, on behalf of Agents and Lenders;

                          (12)    Accounts with respect to which the customer
is the subject of any bankruptcy or other insolvency proceeding;

                          (13)    Accounts due from a customer to the extent
that such Accounts exceed in the aggregate an amount equal to twenty percent (20%) of the aggregate of all Accounts at said date;

                          (14)    Accounts with respect to which the customer's
obligation to pay is conditional or subject to a repurchase obligation or right to return or with respect to which the goods or services giving rise to such Account have not been delivered (or performed, as applicable) and accepted by such account debtor, including progress billings, bill and hold sales, guarantied sales, sale or return transactions, sales on approval or consignment sales;

                          (15)    Accounts with respect to which the customer
is located in New Jersey or any other state denying creditors access to its courts in the absence of a Notice of

Business Activities Report or other similar filing, in each case unless Borrower or a Transportation Subsidiary, as applicable, has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year; and

                          (16)    Accounts with respect to which the customer
is a creditor of Borrower or a Transportation Subsidiary, provided, however, that any such Account shall only be ineligible as to that portion of such Account which is less than or equal to the amount owed by Borrower or such Transportation Subsidiary to such Person.

No additional categories of ineligible Accounts instituted by Collateral Agent or Requisite Lenders shall be effective until Borrower has received telephonic or written notice thereof from Collateral Agent.

                  "Eligible Contract Inventory" means, as at any date of determination, the value (determined at the lower of cost or market on a first-in, first-out basis) of all finished goods Inventory produced by Borrower under the holiday sales contract with Sam's Warehouse Clubs or under any similar holiday sales contract approved by Supermajority Lenders, owned by and in the possession of Borrower and located in the United States of America that Collateral Agent, in its reasonable credit judgment (or as directed by Requisite Lenders), deems to be eligible for borrowing purposes; provided, that the aggregate amount of Eligible Contract Inventory shall not at any time exceed $25,000,000. Without limiting the generally of the foregoing, unless otherwise agreed by Agents or Requisite Lenders, the following is not Eligible Contract
Inventory: (a) goods which do not meet the specifications of the contract for such goods or, if such contract does not contain specifications, goods that do not meet general industry specifications; (b) Inventory which Collateral Agent determines is unacceptable for borrowing purposes due to age, quality, type, category and/or quantity; (c) Inventory with respect to which Collateral Agent, on behalf of Agents and Lenders, does not have a valid, first priority and fully perfected security interest; (d) Inventory with respect to which there exists any Lien in favor of any Person other than Collateral Agent, on behalf of Agents and Lenders; (e) Inventory produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provisions contained in Title 29 U.S.C. 215 (a)(i); (f) Inventory located at a location of a co-packer for Borrower; (g) Inventory in transit either to or from one of Borrower's locations; and (h) Inventory located at any location other than Borrower's principal location or a co-packer, unless a waiver of interest acceptable in form and substance is delivered to Collateral Agent. No additional categories of ineligible contract Inventory instituted by Collateral Agent or Requisite Lenders shall be effective until Borrower has received telephone or written notice thereof from Collateral Agent.

                  "Eligible Meat Inventory" means, as at any date of determination, the value (determined at the lower of cost or market on a first-in, first-out basis) of all Inventory consisting of live hogs, livestock carcasses, meat and meat products, hides, rendering products, offal, poultry and poultry products, other than Eligible Contract Inventory, owned by and in the possession of Borrower and located in the United States of America that Collateral Agent, in its reasonable credit judgment (or as directed by Requisite Lenders), deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, unless otherwise agreed by Agents or Requisite Lenders, the following is not Eligible Meat Inventory: (a) goods which do not meet the specifications of the purchase order for such goods or, if such purchase order does not contain specifications, goods that do not meet general industry specifications; (b) Inventory which Collateral Agent determines is unacceptable for borrowing purposes due to age, quality, type, category and/or quantity; (c) Inventory with respect to which Collateral Agent, on behalf of Agents and Lenders, does not have a valid, first priority and fully perfected security interest; (d) Inventory with respect to which there exists any Lien in favor of any Person other than Collateral Agent, on behalf of Agents and Lenders; (e) Inventory produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provisions contained in Title 29 U.S.C. 215
(a)(i); (f) Inventory located at a location of a co-packer for Borrower; (g) Inventory in transit more than 3 days either to or from one of Borrower's locations, other than Inventory in transit to customers in Russia, (h) Inventory in transit to customers in Russia, other than such Inventory (I) as to which title has not yet passed from Borrower to the customer, (II) which is fully insured to Collateral Agent's satisfaction, and (III) as to which all applicable documents of title, bills of lading and other documents and instruments evidencing Borrower's right, title and interest in such Inventory have been physically delivered to Collateral Agent or its agent (including any carrier acting as such); and (i) Inventory located at any location other than in transit Inventory described in clause (g) or (h) and other than Inventory located at Borrower's principal location or a co-packer, unless a waiver of interest acceptable in form and substance is delivered to Collateral Agent. No additional categories of ineligible meat Inventory instituted by Collateral Agent or Requisite Lenders shall be effective until Borrower has received telephonic or written notice thereof from Collateral Agent.

                  "Eligible Supplies Inventory" means at any date of determination, the value (determined at the lower of cost or market on a first-in, first-out basis) of all Inventory of packaging materials, supplies, labels, spices and crackers, cheese, candy bars, cookies and other food components of snack packs, other than Eligible Contract Inventory, owned by and in the possession of Borrower and located in the United States of America that Collateral Agent, in its reasonable credit judgment (or as directed by Requisite Lenders), deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, unless otherwise agreed by Agents or Requisite Lenders, the following is not Eligible Supply Inventories: (a) Inventory which Collateral Agent determines is unacceptable for borrowing purposes due to age, quality, type, category and/or quantity; (b) Inventory with respect to which Collateral Agent, on behalf of Agents and Lenders, does not have a valid, first priority and fully perfected security interest; (c) Inventory with respect to which there exists any Lien in favor of any Person other than Collateral Agent, on behalf of Agents and Lenders; and (d) Inventory located at any location other than Borrower's principal location, unless a waiver of interest acceptable in form and substance is delivered to Collateral Agent. No additional categories of ineligible supplies Inventory instituted by Collateral Agent or Requisite Lenders shall be effective until Borrower has received telephonic or written notice thereof from Collateral Agent.

                  (D)     Borrowing Mechanics.

                          (1)     By delivering a Borrowing Request to
Collateral Agent on or before 11:00 a.m., Central time, on a Business Day, Borrower may from time to time irrevocably request, on not less than three (3) Business Days' notice (in the case of a request for a LIBOR Loan) or on the day of the requested Borrowing (in the case of a request for a Base Rate Loan), that a Borrowing be made in (a) the case of a LIBOR Loan, in a minimum amount of $1,000,000 and an integral multiple of $100,000 or in the unused amount of the Revolving Loan Commitments or (b) the case of Base Rate Loans, in any unused portion of the Revolving Loan Commitments. Collateral Agent shall advise each Lender of such Borrowing Request on or before 12:30 p.m., Central time, on the date of such Borrowing Request. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 10:00 a.m. Central time, on such Business Day if the requested Borrowing is for LIBOR Loans or on or before 3:00 p.m., Central time, if the requested Borrowing is for Base Rate Loans, each Lender shall deposit with Collateral Agent same-day funds in an amount equal to such Lender's Pro Rata Share of the requested Borrowing. Such deposit will be made to an account which Collateral Agent shall specify from time to time by notice to Lenders. To the extent funds are received from Lenders, Collateral Agent shall make such funds available to Borrower by wire transfer to the accounts Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

                          (2)     The becoming due of any amount required to be
paid under this Agreement or any of the other Loan Documents as principal, accrued interest, fees and expenses shall be deemed irrevocably to be a request by Borrower for a Base Rate Revolving Loan on the due date of, and in the amount required to pay, such principal, accrued interest and fees, and the proceeds of each such Revolving Advance if made by any Agent or any Lender shall be disbursed by such Agent or such Lender by way of direct payment of the relevant obligation; provided, that no amounts due in respect of expenses shall be disbursed by any Agent or any Lender until Borrower has received written notice thereof from such Agent or such Lender.

                  (E)     Notes.

                  Borrower shall execute and deliver to each Lender with appropriate insertions (i) a Term Note to evidence such Lender's Term Loan Commitment, and (ii) a Revolving Note to evidence such Lender's Revolving Loan Commitment. In the event of an assignment under subsection 9.5, Borrower shall, upon surrender of the assigning

Lender's Notes, issue new Notes to reflect the interest held by the assigning Lender and its Eligible Assignee.

                  (F)     Evidence of Revolving Loan Obligations.

                  Each Revolving Advance shall be evidenced by this Agreement, the Revolving Notes, and notations made from time to time by Collateral Agent in its books and records, including computer records. Collateral Agent shall record in its books and records, including computer records, the principal amount of the Revolving Loan owing to each Lender from time to time. Collateral Agent's books and records shall constitute presumptive evidence, absent manifest error, of the accuracy of the information contained therein. Failure by Collateral Agent to make any such notation or record shall not affect the obligations of Borrower to Lenders with respect to the Revolving Loan.

                  (G)     Letters of Credit.

                          Subject  to the  terms  and  conditions  of this
Agreement and in reliance upon the representations and warranties of Borrower herein set forth, the Revolving Loan Commitments may, in addition to Revolving Advances be utilized, upon the request of Borrower, for (i) the issuance of letters of credit by Issuing Lender or (ii) the issuance by Issuing Lender of risk participations (each, a "Risk Participation Agreement") to banks to induce such banks to issue letters of credit for the account of Borrower (each of (i) and (ii) above, a "Lender Letter of Credit"). Prior to the Closing Date, (a) Rabobank issued certain letters of credit for the account of Borrower under a financing arrangement among Borrower, Rabobank and certain other lenders and (b) Old Kent issued certain letters of credit for the account of Borrower under a letter of credit financing arrangement between Borrower and Old Kent (collectively, the "Existing Letters of Credit"). All Existing Letters of Credit still outstanding on the date hereof (including the undrawn and drawable face amounts and expiry dates thereof) are listed on Schedule 2.1(G). Agents, Lenders and Borrower hereby agree that the Existing Letters of Credit shall be deemed to be Lender Letters of Credit issued under this Agreement on the Closing Date for the account of Borrower and each of Rabobank and Old Kent shall be deemed to be the Issuing Lender hereunder with respect to the Existing Letters of Credit issued by it. Each of Borrower, Rabobank and Old Kent hereby agrees that any agreements or documents evidencing or relating to the Existing Letters of Credit or the reimbursement obligations of Borrower with respect thereto (including without limitation any reimbursement agreements relating thereto) are deemed to be terminated and that all obligations of Borrower with respect of the Existing Letters of Credit shall be deemed to be governed solely by this Agreement. Each Lender shall be deemed to have purchased a participation in each Lender Letter of Credit issued on behalf of Borrower in an amount equal to its Pro Rata Share thereof. In no event shall any Lender Letter of Credit be issued to the extent that the issuance of such Lender Letter of Credit would cause the sum of the Letter of Credit Reserve (after giving effect to such issuance) plus the Revolving Loan to exceed the lesser of (x) the Borrowing Base and (y) the Revolving Loan Commitment. In addition to all other terms and conditions set forth in this Agreement, the issuance of any Lender Letter of Credit shall also be subject to the satisfaction of all conditions applicable to Revolving Advances, and the conditions that the letter of credit which Borrower requests be in such form, be for such amount, contain such terms and support such transactions as are reasonably satisfactory to Issuing Lender and Collateral Agent. The expiration date of each Lender Letter of Credit shall be on a date which is at least thirty (30) days prior to the Termination Date.

                  (1)     Maximum Amount.

                  The aggregate amount of Letter of Credit Liability with respect to all Lender Letters of Credit outstanding at any time shall not exceed $15,000,000.

                  (2)     Issuance, Amendment and Renewal of Lender Letters of
Credit.

                          (a)     Issuing Lender shall issue each Letter of
Credit upon the irrevocable written request of Borrower received by Collateral Agent (who shall forward it to Issuing Lender) at least four (4) Business Days (or such shorter time as Issuing Lender and Collateral Agent may agree in a particular instance in their sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Lender Letter of Credit shall be made in an original writing or by facsimile in the form of an L/C Application, and shall specify in form and detail satisfactory to Issuing Lender: (i) the proposed date of issuance of the Lender Letter of Credit (which shall be a Business Day); (ii) the face amount of the Lender Letter of Credit, which shall be expressed in U.S. dollars; (iii) the expiry date of the Lender Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Lender Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as Issuing Lender may require.

                          (b)     Unless Issuing Lender has received, on or
before the Business Day immediately preceding the date Issuing Lender is to issue a requested Lender Letter of Credit, notice from Collateral Agent directing Issuing Lender not to issue such Lender Letter of Credit because such issuance is not then permitted hereunder, then subject to the terms and conditions hereof, Issuing Lender shall, on the requested date, issue a Lender Letter of Credit for the account of Borrower in accordance with Issuing Lender's usual and customary business practices.

                          (c)     From time to time while a Lender Letter of
Credit is outstanding and prior to the Termination Date, Issuing Lender may upon the written request of Borrower received by Collateral Agent (who shall forward it to Issuing Lender) at least five (5) Business Days (or which shorter time as Issuing Lender and Collateral Agent may agree in a particular instance in their sole discretion) prior to the proposed date of amendment, amend any Lender Letter of Credit issued by it. Each such request for amendment of a Lender Letter of Credit shall be made in an original writing or by facsimile, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to Issuing Lender; (i) the Lender Letter of Credit to be amended;
(ii) the proposed date of amendment of such Lender Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as Issuing Lender may require. Issuing Lender shall have no obligation to amend any Lender Letter of Credit. Collateral Agent will promptly notify Lenders of the receipt by it of any L/C Application or L/C Amendment Application.

                          (d)     Issuing Lender and Lenders agree that, while a
Lender Letter of Credit is outstanding and prior to the Termination Date, upon the written request of Borrower received by Collateral Agent (who shall forward it to Issuing Lender) at least five (5) Business Days (or such shorter time as Issuing Lender and Collateral Agent may agree in a particular instance in their sole discretion) prior to the proposed date of notification of renewal, Issuing Lender shall be entitled to authorize the automatic renewal of any Lender Letter of Credit issued by it. East such request for renewal of a Lender Letter of Credit shall be made in an original writing or by facsimile in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to Issuing Lender: (i) the Lender Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of such Lender Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of such Lender Letter of Credit (which, unless all Lenders otherwise consent, shall be prior to the Termination
Date); and (iv) such other matters as Issuing Lender may require. Issuing Lender shall be under no obligation to renew any Lender Letter of Credit. If any outstanding Lender Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from Issuing Lender that such Lender Letter of Credit shall not be renewed, and if at the time of renewal Issuing Lender would be entitled to authorize the automatic renewal of such Lender Letter of Credit in accordance with this subsection 2.1(G)(2)(d) upon the request of Borrower, but Issuing Lender shall not have received any L/C Amendment Application from Borrower with respect to such renewal or other written direction by Borrower with respect thereto, Issuing Lender shall nonetheless be permitted to allow such Lender Letter of Credit to renew, and Borrower and Lenders hereby authorize such renewal, and, accordingly, Issuing Lender shall be deemed to have received an L/C Amendment Application from Borrower requesting such renewal.

                          (e)     Issuing Lender may, at its election (or as
required by Collateral Agent at the direction of Lenders holding the aggregate Pro Rata Shares required under the applicable provision of this Agreement, as applicable), deliver any notices of termination or other communications to any Lender Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Lender Letter of Credit to be a date not later than the Termination Date.

                          (f)     This Agreement shall control in the event of
any conflict with any L/C-Related Document (other than any Lender Letter of Credit).

                          (g)     Issuing Lender will deliver to Collateral
Agent concurrently or promptly following its delivery of a Lender Letter of Credit, or amendment to or renewal of a Lender Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Lender Letter of Credit or amendment to or renewal of a Lender Letter of Credit.

                  (3)     Risk Participations, Drawings and Reimbursements.

                          (a)     Immediately upon the issuance of each Lender
Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Issuing Lender a participation in which Lender Letter of Credit and each drawing thereunder in an amount equal to such Lenders Pro Rata Share of the maximum amount available to be drawn under such Lender Letter of Credit and the amount of such drawing, respectively.

                          (b)     In the event of any request for a drawing
under a Lender Letter of Credit by the beneficiary or transferee thereof, Issuing Lender will promptly notify Borrower and Collateral Agent. Borrower shall reimburse Issuing Lender prior to 11:00 a.m., Central time, on each date that any amount is to be paid by Issuing Lender under any Lender Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by Issuing Lender. If Borrower fails to reimburse Issuing Lender for the full amount of any drawing under any Lender Letter of Credit by 11:00 a.m., Central time, on the Honor Date, Issuing Lender will notify Collateral Agent thereof by 11:30 a.m., Central time, on the Honor Date, and Collateral Agent will notify each Lender thereof by 12:30 p.m., Central time, on the Honor Date, and Borrower shall be deemed to have requested that Base Rate Revolving Loans be made by Lenders to be disbursed on the Honor Date under such Lender Letter of Credit. Any notice given by Issuing Lender or Collateral Agent pursuant to this subsection 2.1(G)(3)(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                          (c)     Each Lender shall upon any notice from
Collateral Agent pursuant to subsection 2.1(G)(3)(b) make available to Collateral Agent for the account of Issuing Lender an amount in U.S. Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Lenders shall each be deemed to have made a Base Rate Revolving Loan to Borrower in such amount. If any Lender so notified fails to make available to Collateral Agent for the account of Issuing Lender the amount of such Lender's Pro Rata Share of the amount of such drawing by 2:00 p.m., Central time, on the Honor Date, then interest shall accrue on such Lender's obligation to make such payment, from the Honor Date to the date such Lender makes such payment, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time during such period plus fifty (50) basis points. Collateral Agent will promptly give notice of the occurrence of the Honor Date, but failure of Collateral Agent to give any such notice on the Honor Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this subsection 2.1(G)(3)(c).

                          (d)     With respect to any unreimbursed drawing that
is not converted into Base Rate Revolving Loans in whole or in part, for any reason, Borrower shall be deemed to have incurred from Issuing Lender an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the highest Interest Rate then applicable to Base Rate Revolving Loans plus 2% per annum, and each Lender's payment to Issuing Lender pursuant to subsection 2.1(G)(3)(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this subsection 2.1(G)(3).

                          (e)     Each Lender's obligation in accordance with
this Agreement to make Loans or L/C Advances, as contemplated by this subsection 2.1(G)(3), as a result of a drawing under a Lender Letter of Credit, shall be absolute and unconditional and without recourse to Issuing Lender and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Issuing Lender, Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default, a Default or a material adverse event with respect to Borrower or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  (4)     Repayment of Participations.

                          (a)     Upon (and only upon) receipt by Collateral
Agent for the account of Issuing Lender of immediately available funds from Borrower (i) in reimbursement of any payment made by Issuing Lender under a Lender Letter of Credit with respect to which any Lender has paid Collateral Agent for the account of Issuing Lender for such Lender's participation in such Lender Letter of Credit pursuant to subsection 2.1(G)(3) or (ii) in payment of interest thereon, Collateral Agent will pay to each Lender, in the same funds as those received by Collateral Agent for the account of Issuing Lender, the amount of such Lender's Pro Rata Share of such funds, and Issuing Lender shall receive the amount of the Pro Rata Share of such funds of any Lender that did not so pay Collateral Agent for the account of the Issuing Lender.

                          (b)     If Collateral Agent or Issuing Lender is
required at any time to return to Borrower or to a trustee, receiver, liquidator or custodian, or to any official in any Insolvency Proceeding, any portion of any payment made by Borrower to Collateral Agent for the account of Issuing Lender pursuant to subsection 2.1(G)(4)(a) in reimbursement of a payment made under a Lender Letter of Credit or interest or fee thereon, each Lender shall, on demand of Collateral Agent, forthwith return to Collateral Agent or Issuing Lender the amount of its Pro Rata Share of any amount so returned by Collateral Agent or Issuing Lender plus interest thereon from the date such demand is made to the date such amount is returned by such Lender to Collateral Agent or Issuing Lender, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time plus fifty (50) basis points.

                  (H)     Role of the Issuing Lender.

                          (1)     No Obligation to Inquire.

                  Each Lender and Borrower agree that, in paying any drawing under a Lender Letter of Credit, Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft and certificate expressly required by such Lender Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

                          (2)     No Liability to Lenders.

                  Neither Issuing Lender nor any of its respective correspondents, participants or assignees shall be liable to any Lender for: (a) any action taken or omitted in connection herewith at the request or with the approval of Lenders (including Requisite Lenders, as applicable); (b) any action taken or omitted in the absence of gross negligence or willful misconduct; or
(c) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

                          (3)     No Liability to Borrower.

                  Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Lender Letter of Credit; provided that this assumption is not intended to, and shall not, preclude Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. Neither Issuing Lender nor any of its respective correspondents, participants or assignees shall be liable or responsible for any of the matters described in subsection 2.1(I); provided, that, anything in such clauses to the contrary notwithstanding, Borrower may have a claim against Issuing Lender, and Issuing Lender may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower which Borrower proves were caused by Issuing Lender's willful misconduct or gross negligence or Issuing Lender's willful failure to pay under any Lender Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of such Lender Letter of Credit. In furtherance and not in limitation of the foregoing: (i) Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice of information to the contrary; and (ii) Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Lender Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

                  (I) Obligations Absolute. The obligations of Borrower under this Agreement and any L/C-Related Document to reimburse Issuing Lender for a drawing under a Lender Letter of Credit, and to repay any L/C Borrowing and any drawing under a Lender Letter of Credit converted into Base Rate Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                          (1)     any lack of validity of enforceability of this
Agreement or any L/C-Related Document;

                          (2)     any change in the time, manner or place of
payment of, or in any other term of, all or any of the obligations of Borrower in respect of any Lender Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents, other than an improper payment by Issuing Lender under a Lender Letter of Credit;

                          (3)     the existence of any claim, set-off, defense
or other right that Borrower may have at any time against any beneficiary or any transferee of any Lender Letter of Credit or Bank Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

                          (4)     any draft, demand, certificate or other
document presented under any Lender Letter of Credit or Bank Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Lender Letter of Credit;

                          (5)     any payment under any Lender Letter of Credit
or Bank Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Lender Letter of Credit; or any payment made by Issuing Lender under any Lender Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Lender Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                          (6)     any exchange, release or non-perfection of any
collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of Borrower in respect of any Lender Letter of Credit; or

                          (7)     any other circumstance or happening
whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or a guarantor.

                  (J) Cash Collateral Pledge. If (1) any Lender Letter of Credit remains outstanding partially or wholly undrawn as of the Termination Date or (2) Borrower is required to Cash Collateralize Lender Letters of Credit pursuant to subsection 2.4(C) or 8.3 then Borrower shall immediately Cash Collateralize the Letter of Credit Liability in an amount equal to 105% of the Letter of Credit Reserve at such time.

                  (K) Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Lender Letter of Credit shall (unless otherwise expressly provided in such Lender Letter of Credit) apply to each Lender Letter of Credit.

                  (L)     Availability of Lender's Share.

                          (1)     Unless Collateral Agent receives written
notice from a Lender on or prior to any Funding Date, that such Lender will not make available as and when required hereunder to Collateral Agent for the account of Borrower the amount of that Lender's Pro Rata Share of such Lender's Total Loan Commitment, Collateral Agent may assume that each Lender has made such amount available to Collateral Agent in immediately available funds on the Funding Date and Collateral Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount.

                          (2)     A Defaulting Lender shall pay interest at the
Federal Funds Effective Rate plus fifty (50) basis points on the Defaulted Amount from the Business Day following the applicable Funding Date of such Defaulted Amount until the date such Defaulted Amount is paid to Collateral Agent. A notice of Collateral Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is not paid when due to Collateral Agent, Collateral Agent, at its option, may notify Borrower of such failure to fund and, upon demand by Collateral Agent, Borrower shall pay the unpaid amount to Collateral Agent for Collateral Agent's account, together with interest thereon for each day elapsed since the date of such borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loan made by the other Lenders on such Funding Date. The failure of any Lender to make available any portion of its Commitment on any Funding Date or to fund its participation in a Lender Letter of Credit shall not relieve any other Lender of any obligation hereunder to fund such Lender's Commitment on such Funding Date or to fund any such participation, but no Lender shall be responsible for the failure of any other Lender to make such other Lender's Commitment on any Funding Date or to fund any participation to be funded by any other Lender.

                          (3)     Collateral Agent shall not be obligated to
transfer to a Defaulting Lender any payment made by Borrower to Collateral Agent or any amount otherwise received by Collateral Agent for application to the Obligations nor shall a Defaulting Lender be entitled to the sharing of any interest, fees or payments hereunder.

                          (4)     For purposes of voting or consenting to
matters with respect to the Loan Documents and determining Pro Rata Shares, a Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitments shall be deemed to be zero.

                  2.2.    Interest.

                  (A)     Rate of Interest.

                          (1)     The Term Loan shall bear interest (the "Term
Loan Interest Rate") from the date the Term Loan is made to the date paid at a rate per annum equal to (i) in the case of a LIBOR Term Loan, LIBOR plus the Applicable Term Loan Margin and (ii) in the case of a Base Rate Term Loan, the Base Rate plus the Applicable Term Loan Margin. The applicable basis for determining the rate of interest shall be selected by Borrower initially at the time the Borrowing Request is given pursuant to subsection 2.1(D)(1).

                          (2)     The Revolving Loans and all other Obligations
(other than the Term Loan) shall bear interest (the "Revolving Loan Interest Rate") from the date such Revolving Loans are made or such other Obligations become due to the date paid at a rate per annum equal to (i) in the case of a Base Rate Revolving Loan and other Obligations for which no other interest rate is specified, the Base Rate plus the Applicable Revolving Loan Margin and (ii) in the case of a LIBOR Revolving Loan, LIBOR plus the Applicable Revolving Loan Margin. The applicable basis for determining the rate of interest shall be selected by Borrower initially at the time a Borrowing Request is given pursuant to subsection 2.1(D)(1).

                          (3)     The basis for determining the interest rate
with respect to any Loan or a portion of any Loan may be changed from time to time pursuant to subsection 2.2(D). If on any day a Loan or a portion of any Loan is outstanding with respect to which notice has not been delivered to Collateral Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for that day that Loan or portion thereof shall bear interest determined by reference to the Base Rate.

                          (4)     After the occurrence and during the
continuance of an Event of Default (i) the Loans and all other Obligations shall, unless Requisite Lenders otherwise determine, bear interest at a rate per annum equal to two percent (2%) plus the otherwise applicable Interest Rate (the "Default Rate"), (ii) each LIBOR Loan shall automatically convert to a Base Rate Loan at the end of any applicable Interest Period and (iii) no Loans may be converted to LIBOR Loans.

                  (B)     Computation and Payment of Interest.

                  Interest on the Loans and all other Obligations shall be computed on the daily principal balance on the basis of a 360 day year for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of funding of the Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Loan, the date of conversion of such LIBOR Loan to such Base Rate Loan, shall be included; and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan, or with respect to a Base Rate Loan being converted to a LIBOR Loan, the date of conversion of such Base Rate Loan to such LIBOR Loan, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan. Interest on Base Rate Loans and all other Obligations other than LIBOR Loans shall be payable to Collateral Agent for the benefit of Lenders monthly in arrears on the first day of each calendar month, on the date of any prepayment of Loans, and at maturity, whether by acceleration or otherwise. Interest on LIBOR Loans shall be payable to Collateral Agent for the benefit of Lenders on the last day of the applicable Interest Period for such Loans, on the date of any prepayment of such Loans, and at maturity, whether by acceleration or otherwise. In addition, for each LIBOR Loan having an Interest Period longer than three (3) months, interest accrued on such Loan shall also be payable on the last day of each three (3) month interval during such Interest Period.

                  (C)     Interest Laws.

                  Notwithstanding any provision to the contrary contained in this Agreement or any other Loan Document, Borrower shall not be required to pay, and neither any Agent nor any Lender shall be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by applicable law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any other Loan Document, then in such event: (1) the provisions of this subsection shall govern and control; (2) neither Borrower nor any other Loan Party shall be obligated to pay any Excess Interest; (3) any Excess Interest that any Agent or any Lender may have received hereunder shall be, at such Lender's option, (a) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) neither Borrower nor any Loan Party shall have any action against any Agent or any Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until each Lender shall have received the amount of interest which such Lender would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.

                  (D)     Continuation and Conversion Elections.

                  By delivering a Continuation/ Conversion Notice to Collateral Agent on or before 11:00 a.m., Central time, on a Business Day, Borrower may from time to time irrevocably elect on not less than three (3) Business Days' notice that the total amount, or any portion in an aggregate minimum amount of $500,000 and an integral multiple of $100,000, of any Loans be, in the case of Base Rate Loans, converted into LIBOR Loans or, in the case of LIBOR Loans, be converted into a Base Rate Loan or continued as a LIBOR Loan (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBOR Loan at least three (3) Business Days before the last day of the then current Interest Period with respect thereto, such LIBOR Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (i) each such conversion or continuation shall be pro-rated among the applicable outstanding Loans of all Lenders, and (ii) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBOR Loans when any Default or an Event of Default has occurred and is continuing.

                  2.3.    Fees.

                  (A)     Fee Letter.

                  In addition to all interest, fees and charges set forth in this Agreement and the other Loan Documents, Borrower shall pay to Collateral Agent, for the account of the parties specified therein, such fees and charges as are set forth in the certain Fee Letter of even date herewith executed by Borrower in favor of Collateral Agent (the "Fee Letter"), at such times as are set forth in the Fee Letter.

                  (B)     Unused Line Fee.

                  Borrower shall pay to Collateral Agent, for the benefit of Lenders, a per annum fee in an amount equal to (a) the Revolving Loan Commitment less (b) the sum of (i) the average daily balance of the Revolving Loan plus
(ii) the average daily face amount of the Lender Letter of Credit Reserve during the preceding calendar month multiplied by (c) the Applicable Non-Use Fee Margin, such fee to be calculated on the basis of a 360 day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of the first calendar month following the Closing Date and the first day of each calendar month thereafter.

                  (C)     Letter of Credit Fees.

                  Borrower shall pay to Collateral Agent, for the benefit of Lenders, a fee with respect to each Lender Letter of Credit in the amount of the average daily amount of Letter of Credit Liability with respect to such Lender Letter of Credit, multiplied by two and one-quarter percent (2.25%) per annum, computed on a quarterly basis in advance on the first Business Day of each calendar quarter. Such fees will be calculated on the basis of a 360 day year for the actual number of days elapsed and will be payable on the first day of each calendar quarter during which Lender Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the date hereof. Borrower shall also pay to Collateral Agent, for the benefit of Issuing Lender, a letter of credit fronting fee for each Lender Letter of Credit issued by Issuing Lender on the date of issuance thereof at a rate per annum equal to one-quarter of one percent (0.25%) of the maximum original stated amount of such Lender Letter of Credit. Such fronting fee will be calculated on the basis of a 360 day year. Borrower shall also pay to Issuing Lender from time to time (i) the normal issuance, presentation, amendment and other processing fees and other standard costs and charges of Issuing Lender relating to Lender Letters of Credit as from time to time in effect and (ii) for the benefit of Issuing Lender and any other applicable Agent or Lender, any and all fees and expenses, if any, paid by any such Person to the issuer of any Bank Letter of Credit. Issuing Lender shall from time to time, on request by Borrower, provide Borrower with a written schedule of all such fees, costs and charges of Issuing Lender in respect of Lender Letters of Credit and all such fees and expenses of any issuer of Bank Letters of Credit (to the extent available to Issuing Lender).

                  (D)     Prepayment Fees.

                  If (1) Borrower voluntarily prepays the Obligations in full or, in the case of any voluntary prepayment of the Term Loan, in part (other than (a) voluntary prepayments of the Revolving Loan which do not terminate the Revolving Loan Commitment or (b) any prepayment made pursuant to subsection 2.11) or (2) Borrower repays the Obligations in full or in part after or in connection with the occurrence of a Change of Control, Borrower, at the time of prepayment, shall pay to Collateral Agent, for the benefit of Lenders, as compensation for the costs of being prepared to make funds available to Borrower under this Agreement, and not as a penalty, the applicable amount set forth in the Fee Letter. No prepayment fees shall be applicable to any mandatory prepayment of all or any part of the Obligations under subsection 2.4(b)(2) or subsection 2.4(b)(3).

                  (E)     Audit Fees.

                  Borrower agrees to pay to Collateral Agent for its own account an audit fee for each inspection equal to $750 per auditor per day or any portion thereof, excluding all full days spent by Collateral Agent traveling to or from Borrower's locations, together with out of pocket fees, costs and expenses (including any of the same paid to any auditors not employed by Collateral Agent).

                  (F)     Other Fees and Expenses.

                  Borrower shall pay to Collateral Agent, for the account of the applicable Agent, all charges for returned items and all other bank charges incurred by such Agent, as well as such Agent's standard wire transfer charges for each wire transfer made under this Agreement.

                  2.4.    Payments and Prepayments.

                  (A)     Manner and Time of Payment.

                  In its sole discretion, Collateral Agent may charge interest and other amounts payable hereunder to the Revolving Loan, all as set forth on Collateral Agent's books and records. If Collateral Agent elects to bill Borrower for any amount due hereunder, such amount shall be immediately due and payable with interest thereon as provided herein. All payments made by Borrower with respect to the Obligations shall be made without deduction, defense, setoff or counterclaim. All payments hereunder shall, unless otherwise directed by Collateral Agent, be made to Agent's Account or in accordance with subsection
5.6. Proceeds received in immediately available federal funds in Agent's Account at or before 2:00 p.m. Central time on any Business Day shall be credited to the Obligations for all purposes on the same Business Day on which such proceeds were received; proceeds received after such time will be credited on the next Business Day thereafter. Notwithstanding the foregoing, so long as no Default or Event of Default is then in existence, if all Revolving Loans outstanding at the time of receipt of any such proceeds in Agent's Account are LIBOR Loans, then Borrower may direct that such proceeds be held by Collateral Agent in a non-interest bearing cash collateral account maintained by Collateral Agent until the earliest to occur of (1) receipt by Collateral Agent of a direction by Borrower for the disbursement of such proceeds by Collateral Agent, (2) the expiration of an Interest Period relating to LIBOR Revolving Loans, in which case such proceeds shall be applied to the payment of principal of the applicable LIBOR Revolving Loans, (3) the existence of outstanding Obligations in respect of Base Rate Revolving Loans, in which case such proceeds shall be applied to the payment of principal of such Base Rate Revolving Loans or (4) a Default or an Event of Default, in which case such proceeds shall be applied as Collateral Agent shall determine.

                  (B)     Mandatory Prepayments.

                          (1)     Overadvance.

                  At any time that the Revolving Loan exceeds the Maximum Revolving Loan Amount, Borrower shall immediately repay the Revolving Loan to the extent necessary to reduce the principal balance to an amount equal to or less than the Maximum Revolving Loan Amount.

                          (2)     Proceeds of Asset Dispositions.

                  Immediately upon receipt by Borrower or any of its Subsidiaries of proceeds of any Asset Disposition at any time that the aggregate amount of such proceeds exceed $2,000,000 in any Fiscal Year, Borrower shall prepay the Obligations in an amount equal to the amount of such proceeds in excess of $2,000,000. If Borrower reasonably expects the proceeds of any Asset Disposition to be reinvested within 180 days to repair or replace such assets with like assets, Borrower shall deliver the proceeds to Collateral Agent to be applied to the Revolving Loan, and Borrower may, so long as no Default or Event of Default shall have occurred and be continuing, reborrow such proceeds only for such repair or replacement If Borrower fails to reinvest such proceeds within 180 days, Borrower hereby authorizes Lenders to make a Revolving Advance to repay the Term Loan as required hereby and/or if the Term Loan has been repaid, the Revolving Loan Commitment shall be permanently reduced as provided herein.

                  All such prepayments shall be applied in payment of Scheduled Installments of the Term Loan, in inverse order of maturity, and, at any time after the Term Loan shall have been repaid in full, such payments shall be applied as a permanent reduction of the Revolving Loan Commitment.

                          (3)     Prepayments from Excess Cash Flow.

                  On or prior to the earlier to occur of (1) one hundred (100) days after the end of each Fiscal Year and (2) ten (10) days after receipt by Collateral Agent and Administrative Agent of Borrower's audited financial statements for such Fiscal Year delivered pursuant to subsection 5.1(C), Borrower shall prepay the Obligations in an amount equal to (a) for the 1999 Fiscal Year, fifty percent (50%) of Excess Cash Flow for such prior Fiscal Year and (b) for each Fiscal Year other than the 1999 Fiscal Year, twenty-five percent (25%) of Excess Cash Flow for such prior Fiscal Year, in each case calculated on the basis of the audited financial statements for such Fiscal Year delivered to Collateral Agent and Administrative Agent pursuant to subsection 5.1(C). All such prepayments from Excess Cash Flow shall be applied in payment of Scheduled Installments of the Term Loan in inverse order of maturity, and, at any time after the Term Loan shall have been repaid in full, such payments shall be applied as a permanent reduction of the Revolving Loan Commitment. Concurrently with the making of any such payment, Borrower shall deliver to Collateral Agent and Administrative Agent a certificate of Borrower's chief executive officer or chief financial officer demonstrating its calculation of the amount required to be paid.

                  (C)     Voluntary Prepayments and Repayments.

                  Borrower may, at any time upon not less than three Business Days' prior notice to Collateral Agent and Administrative Agent, prepay all or any portion of the Term Loan or prepay all or any portion of, or terminate, the Revolving Loan Commitment;

provided, however, the Revolving Loan Commitment may not be terminated by Borrower until the Term Loan is paid in full. Upon termination of the Revolving Loan Commitment, Borrower shall cause each Agent and each Lender to be released from all liability under any Lender Letters of Credit or, at Collateral Agent's option, Borrower will Cash Collateralize the Letter of Credit Liability.

                  (D)     Payments on Business Days.

                  Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest or fees due hereunder.

                  2.5.    Term of this Agreement.

                  This Agreement shall be effective until April 15, 2001 (the "Original Term") and may, upon the written request of Borrower not less than ninety (90) days prior to the end of the Original Term or the first Renewal Term, as applicable, and the written agreement of all Agents and all Lenders, be renewed for two additional terms of one year each thereafter (each such year a "Renewal Term"). The last day of the Original Term, or if applicable, any Renewal Term, is hereinafter referred to as the "Termination Date." Borrower acknowledges that Agents and Lenders may, in their sole discretion, (a) condition any agreement by Agents and Lenders to renew this Agreement upon such changes and modifications to this Agreement as are acceptable to Agents and Lenders, including without limitation changes in interest rates, fees and other pricing mechanisms and (b) charge renewal fees satisfactory to Agents and Lenders in connection with any such renewal. The Commitments shall (unless earlier terminated) terminate upon the earlier of (i) the occurrence of an event specified in subsection 8.3 or (ii) the Termination Date. Upon termination in accordance with subsection 8.3 or on the Termination Date, all Obligations shall become immediately due and payable without notice or demand. Notwithstanding any termination, until all Obligations have been fully paid and satisfied, Collateral Agent, on behalf of Agents and Lenders, shall be entitled to retain security interests in and liens upon all Collateral, and even after payment of all Obligations hereunder, Borrower's obligation to indemnify each Agent and each Lender in accordance with the terms hereof shall continue.

                  2.6.    Statements.

                  Collateral Agent shall render a monthly statement of account to Borrower within twenty (20) days after the end of each calendar month. Such statement of account shall constitute an account stated unless Borrower makes written objection thereto within sixty (60) days from the date such statement is mailed to Borrower. Borrower promises to pay all of its Obligations as such amounts become due or are declared due pursuant to the terms of this Agreement.

                  2.7.    Grant of Security Interest.

                  To secure the payment and performance of the Obligations, including all renewals, extensions, restructurings and refinancings of any or all of the Obligations, Borrower hereby grants to Collateral Agent, on behalf of Agents and Lenders, a continuing security interest, lien and mortgage in and to all right, title and interest of Borrower in the following property of Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral"): (A) Accounts, and all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom including the rights of stoppage in transit, replevin and reclamation; (B) Inventory; (C) general intangibles (as defined in the UCC), including without limitation Intellectual Property; (D) documents (as defined in the UCC) or other receipts covering, evidencing or representing goods; (E) instruments (as defined in the UCC); (F) chattel paper (as defined in the UCC); (G) Equipment; (H) Mortgaged Property; (I) investment property (as defined in the UCC); (J) all deposit accounts of Borrower maintained with any bank or financial institution; (K) all cash and other monies and property of Borrower in the possession or under the control of any Agent, any Lender or any participant; (L) all amounts held in trust by Borrower for unpaid cash sellers of livestock or live poultry; (M) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described above or are otherwise necessary or helpful in the collection thereof or realization thereon; and (N) proceeds of all or any of the property described above, including, without limitation, the proceeds of any insurance policies covering any of the above described property.

                  2.8.    Capital Adequacy and Other Adjustments.

                  In the event any Agent or any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by such Agent or such Lender or any corporation controlling such Agent or such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction and which generally applies to Persons similarly situated to such Agent or Lender, does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Agent or such Lender or any corporation controlling such Agent or such Lender and thereby reducing the rate of return on such Agent's or such Lender's or such corporation's capital as a consequence of its obligations hereunder, then Borrower shall from time to time within thirty (30) days after notice and demand from such Lender or such Agent (with a copy to Administrative Agent) (together with the certificate referred to in the next sentence) pay to such Agent or such Lender additional amounts sufficient to compensate such Agent or such

Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by any Agent or any Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.

                  2.9.    Taxes.

                  (A)     No Deductions.

                  Any and all payments or reimbursements made hereunder or under the Revolving Notes or Term Notes shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto; excluding, however, the following: taxes imposed on the net income of any Lender or any Agent by the jurisdiction under the laws of which such Agent or such Lender is organized or doing business or any political subdivision thereof (including without limitation the Michigan Single Business Tax) and taxes imposed on its net income by the jurisdiction of such Agent's or such Lender's applicable lending office or any political subdivision thereof (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto excluding such taxes imposed on net income, herein "Tax Liabilities"). If Borrower shall be required by law to deduct any such Tax Liabilities from or in respect of any sum payable hereunder to any Agent or any Lender, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, such Agent or such Lender receives an amount equal to the sum it would have received had no such deductions been made.

                  (B)     Changes in Tax Laws.

                  In the event that, subsequent to the Closing Date, (i) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (iii) compliance by any Agent or any Lender with any request or directive (whether or not having the force of law) from any governmental authority, agency or instrumentality:

                          (1)     does or shall subject any Agent or any Lender
to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made or Lender Letters of Credit issued hereunder, or change the basis of taxation of payments to such Agent or such Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment or other fees payable hereunder or changes in the rate of tax on the overall net income of such Agent or such Lender); or

                          (2)     does or shall impose on any Agent or any
Lender any other condition or increased cost in connection with the transactions contemplated hereby or participations herein; and the result of any of the foregoing is to increase the cost to such Agent or such Lender of issuing any Lender Letter of Credit or making or continuing any Loan hereunder, as the case may be, or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay to such Agent or such Lender, within thirty (30) days after receipt of a request by such Agent or such Lender, any additional amounts necessary to compensate such Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by such Agent or such Lender with respect to this Agreement or the other Loan Documents. If any Agent or any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrower of the event by reason of which such Agent or such Lender has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by such Agent or any Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.

                  (C)     Foreign Lenders.

                  Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Revolving Notes or Term Notes, are exempt from United States withholding tax or are subject to United States withholding tax at a reduced rate under an applicable statute or tax treaty shall provide to Borrower and Administrative Agent (i) a properly completed and executed Internal Revenue Service Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Foreign Lender's entitlement to such exemption or reduced rate of withholding with respect to payments to be made to such Foreign Lender under this Agreement, or under the Revolving Notes or the Term Notes (a "Certificate of Exemption"), or (ii) a letter from any such Foreign Lender stating that it is not entitled to any such exemption or reduced rate of withholding (a "Letter of Non-Exemption"). Prior to becoming a Lender under this Agreement and within fifteen (15) days after a reasonable written request of Borrower or Administrative Agent from time to time thereafter, each Foreign Lender that becomes a Lender under this Agreement shall provide a Certificate of Exemption or a Letter of Non-Exemption to Borrower and Administrative Agent.

                  If a Foreign Lender is entitled to an exemption with respect to payments to be made to such Foreign Lender under this Agreement (or to a reduced rate of withholding) and does not provide a Certificate of Exemption to Borrower and Administrative Agent within the time periods set forth in the preceding paragraph, Borrower shall withhold taxes from payments to such Foreign Lender at the applicable statutory rates and Borrower shall not be required to pay any additional amounts as a result of such withholding; provided, however, that all such withholding shall cease upon delivery by such Foreign Lender of a Certificate of Exemption to Borrower and Administrative Agent.

                  2.10.   Required Termination and Prepayment.

                  If on any date any Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its LIBOR Loans has become unlawful or impossible by compliance by such Lender in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, such Lender shall promptly give notice (by telephone confirmed in writing) to Borrower and Collateral Agent of that determination. Subject to prior withdrawal of a Borrowing Request or a Continuation/Conversion Notice or prepayment of LIBOR Loans as contemplated by subsection 2.11, the obligation of such Lender to make or maintain its LIBOR Loans during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law and Borrower shall no later than the termination of the Interest Period in effect at the time any such determination pursuant to this subsection
2.10 is made or, earlier when required by law, repay or prepay LIBOR Loans together with all interest accrued thereon or convert LIBOR Loans to Base Rate Loans.

                  2.11. Optional Prepayment/Replacement of Agents or Lenders in Respect of Increased Costs.

                  Within fifteen (15) days after receipt by Borrower of written notice and demand from any Agent or any Lender (an "Affected Lender") for payment of additional costs as provided in subsection 2.8, Borrower may, at its option, notify Collateral Agent and Administrative Agent and such Affected Lender of its intention to do one of the following:

                  (A) Borrower may obtain, at Borrower's expense, a replacement Lender ("Replacement Lender") for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Collateral Agent and Administrative Agent. In the event Borrower obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender shall sell and assign its Loans and Commitments to such Replacement Lender provided, that Borrower has reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment.

                  (B) So long as no Event of Default is then in existence, Borrower may notify such Affected Lender of Borrower's intention to prepay in full all outstanding Obligations owed to such Affected Lender and terminate such Affected Lender's Commitments. So long as no Event of Default is then in existence, Borrower shall, within ninety (90) days following notice of its intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender (including such Affected Lender's increased costs for which it is entitled to reimbursement under this Agreement through the date of such prepayment) and terminate such Affected Lender's Commitments.

                  2.12.   Compensation.

                  Borrower shall compensate each Agent and each Lender, upon written request by such Agent or such Lender (which request shall set forth in reasonable detail the basis for requesting such amounts and which shall, absent manifest error, be conclusive and binding upon all parties hereto), for all reasonable actual losses, expenses and liabilities including, without limitation, any actual loss sustained by such Agent or such Lender in connection with the re-employment of such funds: (i) if for any reason (other than a default by such Agent or such Lender) a borrowing of any LIBOR Loan does not occur on a date specified therefor in a Borrowing Request or a Continuation/Conversion Notice; (ii) if any prepayment of any of its LIBOR Loans occurs on a date that is not the last day of an Interest Period applicable to that Loan; (iii) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by Borrower; or (iv) as a consequence of any other default by Borrower to repay its LIBOR Loans when required by the terms of this Agreement; provided that during the period while any such amounts have not been paid, Collateral Agent shall reserve an equal amount from amounts otherwise available to be borrowed under the Revolving Loan. All amounts owing pursuant to this subsection 2.12 shall be in addition to any prepayment fees due and owing hereunder.

                  2.13.   Booking of LIBOR Loans.

                  Each Agent and each Lender may make, carry or transfer LIBOR Loans at, to, or for the account of, any of its branch offices or the office of an affiliate of such Agent or such Lender, as applicable, whether or not located in the United States.

                  2.14.   Assumptions Concerning Funding of LIBOR Loans.

                  Calculation of all amounts payable to each Agent and each Lender under subsection 2.12 shall be made as though such Agent or such Lender had actually funded its relevant LIBOR Loan through the purchase of a certificate of deposit bearing interest at LIBOR in an amount equal to the amount of that LIBOR Loan and having maturity comparable to the relevant Interest Period and through the transfer of such certificate of deposit from an offshore office to a domestic office in the United States of America; provided, however, that each Agent and each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under subsection 2.12.

           SECTION 3. CONDITIONS TO LOANS AND LENDER LETTERS OF CREDIT

3.1 Conditions to Initial Funding.

          The obligations of each Agent and each Lender to make Loans and the obligation of Issuing Lender to issue Lender Letters of Credit on the Closing Date are subject to satisfaction of all of the conditions set forth below.

          (A)     Closing Deliveries.

          Collateral Agent and Administrative Agent shall have received, in form and substance satisfactory to Collateral Agent and Administrative Agent, all documents, instruments and information identified on Schedule 3.1(A).

          (B)     Security Interest.

          Collateral Agent and Administrative Agent shall have received satisfactory evidence that all security interests and liens granted to Collateral Agent, for the benefit of Agents and Lenders, pursuant to this Agreement or the other Loan Documents have been duly perfected and constitute first priority liens on the Collateral, subject only to Permitted Encumbrances.

          (C)     Closing Date Availability.

          After giving effect to the consummation of the transactions contemplated hereunder on the Closing Date and the payment by Borrower of all costs, fees and expenses relating thereto, Excess Availability on the Closing Date shall be at least $10,000,000.

          (D)     Fees.

          Borrower shall have paid the fees payable on the Closing Date referred to in the Fee Letter.

          (E)     Commitments.

          Borrower shall have received commitments, in form and substance satisfactory to Collateral Agent and Administrative Agent, and from institutions satisfactory to Collateral Agent and Administrative Agent, representing Total Loan Commitments of $170,000,000.

          3.2.    Conditions to All Fundings.

          The obligations of each Agent and each Lender to make Loans and the obligations of Issuing Lender to issue Lender Letters of Credit on each Funding Date (including the initial Funding Date) are subject to satisfaction of all of the conditions set forth below.

          (A)     Deliveries.

          Collateral Agent shall have received, in form and substance satisfactory to Collateral Agent all agreements, notes, certificates, orders, authorizations, financing statements, mortgages and other documents which any of Collateral Agent, Documentation Agent or Administrative Agent may at any time reasonably request under any other provision of this Agreement or any other Loan Document.

          (B)     Representations and Warranties.

          The representations and warranties contained herein and in the Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date and taking into account any disclosures made by Borrower to Collateral Agent and Administrative Agent after the Closing Date whether made pursuant to a specific requirement of this Agreement or otherwise, and which have been approved by Agents.

          (C)     No Default.

          No event shall have occurred and be continuing or would result from the consummation of the requested borrowing or notice requesting issuance of a Lender Letter of Credit that would constitute an Event of Default or a Default.

          (D)     Performance of Agreements.

          Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which any Loan Document provides shall be performed by it on or before that Funding Date.

          (E)     No Prohibition.

          No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Agent or any Lender from making any Loans or issuing any Lender Letters of Credit.

          (F)     No Litigation.

          There shall not be pending or, to the knowledge of Borrower, threatened, any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration by, against or affecting any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries that has not been disclosed to Collateral Agent and Administrative Agent by Borrower in writing, and there shall have occurred no development in any such action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration that, in the opinion of either Collateral

Agent or Administrative Agent, would reasonably be expected to have a Material Adverse Effect.

              SECTION 4. BORROWER'S REPRESENTATIONS AND WARRANTIES

          To induce each Agent and each Lender to enter into this Agreement, to make Loans and to issue Lender Letters of Credit, Borrower represents and warrants to each Agent and each Lender that the following statements are and will be true, correct and complete:

          4.1.    Organization, Powers, Capitalization.

          (A)     Organization and Powers.

          Each of the Loan Parties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and qualified to do business in all states where such qualification is required except where failure to be so qualified could not be reasonably expected to have a Material Adverse Effect. Each of the Loan Parties has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted and to enter into each Loan Document.

          (B)     Capitalization.

          The authorized capital stock of each of the Loan Parties is as set forth on Schedule 4.1(B). All issued and outstanding shares of capital stock of each of the Loan Parties are duly authorized and validly issued, fully paid, nonassessable, other than those in favor of Collateral Agent for the benefit of Agents and Lenders, and such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities. All issued and outstanding shares of capital stock of each of the Loan Parties other than Borrower and all issued and outstanding shares of capital stock of Borrower owned by each Designated Person, are owned free and clear of all Liens, except, in the case of the Loan Parties other than Borrower, for the Liens of Collateral Agent for the benefit of Agents and Lenders. As of the Closing Date, the capital stock of each of the Loan Parties other than Borrower is owned by the stockholders and in the amounts set forth on Schedule 4.1(B). As of the Closing Date, the amounts of capital stock of Borrower owned by each Designated Person is set forth on Schedule 4.1(B). No shares of the capital stock of any Loan Party other than Borrower, other than those described above, are issued and outstanding. There are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Loan Party other than Borrower, of any shares of capital stock or other securities of any such entity.

          4.2.     Authorization of Borrowing, No Conflict.

          Borrower has the corporate power and authority to incur the Obligations and to grant security interests in the Collateral. On the Closing Date, the execution, delivery and performance of the Loan Documents by each Loan Party signatory thereto will have been duly authorized by all necessary corporate and shareholder action. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party and the consummation of the transactions contemplated by this Agreement and the other Loan Documents by each Loan Party do not contravene and will not be in contravention of any applicable law, the corporate charter or bylaws of any Loan Party or any agreement or order by which any Loan Party or any Loan Party's property is bound. This Agreement is, and the other Loan Documents, including the Revolving Notes and Term Notes when executed and delivered will be, the legally valid and binding obligations of the applicable Loan Parties respectively, each enforceable against the Loan Parties, as applicable, in accordance with their respective terms.

          4.3.     Financial Condition.

          All financial statements concerning Borrower and its Subsidiaries which have been or will hereafter be furnished by Borrower and its Subsidiaries to any Agent or any Lender pursuant to this Agreement have been or will be prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and do or will present fairly the financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended. The Pro Forma was prepared by Borrower based on the unaudited consolidated balance sheet of Borrower and its Subsidiaries as of the last day of the tenth Fiscal Period of the 1998 Fiscal Year. The Projections delivered and to be delivered have been and will be prepared by Borrower in light of the past operations of the business of Borrower and its Subsidiaries, and such Projections represent and will represent the good faith estimate of Borrower and its senior management concerning the most probable course of its business as of the date such Projections are prepared and delivered.

          4.4.     Indebtedness and Liabilities.

          As of the Closing Date, neither Borrower nor any of its Subsidiaries has (a) any Indebtedness except as reflected on the Pro Forma; or (b) any Liabilities other than as (i) reflected on the Pro Forma, (ii) incurred in the ordinary course of business following the date of the Pro Forma or (iii) listed on Schedule 4.4.

          4.5.     Account Warranties.

          Borrower represents, warrants and covenants as to each Account that, at the time of its creation, unless otherwise disclosed to Collateral Agent in writing at such time, the Account is a valid, bona fide account, representing an undisputed indebtedness incurred by the named account debtor for goods actually sold and delivered or for services completely rendered; there are no setoffs, offsets or counterclaims, genuine or otherwise, against the Account; the Account does not represent a sale to an Affiliate or a consignment, sale or return or a bill and hold transaction; Borrower or a Transportation Subsidiary, as applicable, is the lawful owner of the Account and has the right to assign the same to Collateral Agent, for the benefit of Agents and Lenders; the Account is free of all security interests, liens and encumbrances other than those in favor of Collateral Agent, on behalf of Agents and Lenders, and the Account is due and payable in accordance with its terms.

          4.6.     Names.

          Schedule 4.6 sets forth all names, trade names, fictitious names and business names under which Borrower conducts business as of the Closing Date or has at any time during the past five years conducted business.

          4.7.     Locations; FEIN.

          Schedule 4.7 sets forth as of the Closing Date the location of Borrower's principal place of business, the location of Borrower's books and records, the location of all other offices of Borrower and all Collateral locations, and such locations are Borrower's sole locations for its business and the Collateral. Borrower's federal employer identification number is set forth on the signature page hereof.

          4.8.     Title to Properties; Liens.

          Borrower or each of its Subsidiaries, as the case may be, has good, sufficient and legal title, subject to Permitted Encumbrances, to all its respective material properties and assets. Except for Permitted Encumbrances, all such properties and assets are free and clear of Liens. To the best knowledge of Borrower after due inquiry, there are no actual, threatened or alleged defaults with respect to any leases of real property under which Borrower or any of its Subsidiaries is lessee or lessor which would have a Material Adverse Effect.

          4.9.     Litigation; Adverse Facts.

          Except as disclosed on Schedule 4.9, there are no judgments outstanding against any Loan Party or affecting any property of any Loan Party nor is there any action, charge, claim, demand, suit, proceeding, petition, governmental action or investigation or arbitration now pending or, to the best knowledge of Borrower after due inquiry, threatened against or affecting any Loan Party or any property of any Loan Party which could reasonably be expected to result in any Material Adverse Effect.

          4.10.    Payment of Taxes.

          All material tax returns and reports of Borrower and each of its Subsidiaries required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon such Persons and upon their respective properties, assets, income and franchises which are shown on such returns as due and payable have been paid when due and payable. As of the Closing Date, none of the United States income tax returns of Borrower or any of its Subsidiaries are under audit. No tax liens have been filed and no claims (except as otherwise permitted by Section 5.9) are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Borrower and each of its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

          4.11.    Performance of Agreements.

          None of the Loan Parties and none of their respective Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any contractual obligation of any such Person, which default could reasonably be expected to have a Material Adverse Effect, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default.

          4.12.    Employee Benefit Plans.

          Borrower, each of its Subsidiaries and each ERISA Affiliate is in compliance in all material respects with all applicable provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof with respect to all Employee Benefit Plans. No material liability has been incurred by Borrower, any Subsidiaries or any ERISA Affiliate which remains unsatisfied for any funding obligation, taxes or penalties with respect to any Employee Benefit Plan.

          4.13.    Intellectual Property.

          Borrower and each of its Subsidiaries owns, is licensed to use or otherwise has the right to use, all Intellectual Property used in or necessary for the conduct of its business as currently conducted; and all Intellectual Property consisting of patents, patent rights and applications therefor, trademarks, registrations and applications therefor, tradenames, copyrights and applications therefor and license rights in existence as of the Closing Date is identified on Schedule 4.13.

          4.14.    Broker's Fees.

          No broker's or finder's fee or commission will be payable with respect to any of the transactions contemplated hereby.

          4.15.   Environmental Compliance.

          Except as set forth on Schedule 4.15:

          (A) all facilities and property (including underlying groundwater) owned or leased by Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by Borrower and its Subsidiaries in material compliance with all Environmental Laws;

          (B)   there have been no past, and there are no pending or threatened:

                (1) claims, complaints, notices or requests for information received by Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law; or

                (2) complaints, notices or inquires to Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law;

in any case, that singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

          (C) there have been no releases of Hazardous Materials at, on or under any property now or previously owned or leased by Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

          (D) Borrower and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses;

          (E) no property now or previously owned or leased by Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on any federal or state list of sites requiring investigation or clean up;

          (F) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by Borrower or any of its Subsidiaries that, singly or in the aggregate have, or may reasonably be expected to have, a Material Adverse Effect;

          (G) neither Borrower nor any Subsidiary of Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on any federal or state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under any Environmental Laws;

          (H) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by Borrower or any Subsidiary of Borrower that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect; and

          (I) no conditions exist at, on or under any property now or previously owned or leased by Borrower which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law, which liability could reasonably be expected to have a Material Adverse Effect.

          4.16. Solvency.

          After giving effect to the transactions contemplated by the Loan Documents, and as of, from and after the date of this Agreement, Borrower and each of its Subsidiaries: (a) owns and will own assets the fair salable value of which are (i) greater than the total amount of its liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay the probable liabilities of such Loan Party as they mature; (b) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due. There is no material fact known to Borrower that has or could have a Material Adverse Effect and that has not been fully disclosed herein or in such other documents, certificates and statements furnished to any Agent or any Lender for use in connection with the transactions contemplated hereby.

          4.17. Disclosure

          No representation or warranty of Borrower, any of its Subsidiaries or any other Loan Party contained in this Agreement, the financial statements, the other Loan Documents, or any other document, certificate or written statement furnished to any Agent or any Lender by or on behalf of any such Person for use in connection with the Loan Documents, including without limitation the Confidential Information Memorandum, contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The Projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by Agents and Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no material fact known to Borrower that has had or will have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to any Agent or any Lender for use in connection with the transactions contemplated hereby.

          4.18. Insurance.

          Borrower and each of its Subsidiaries maintains adequate insurance policies for public liability, property damage for its business and properties, product liability, and business interruption, no notice of cancellation has been received with respect to such policies and Borrower and each of its Subsidiaries is in compliance with all conditions contained in such policies.

          4.19. Compliance with Laws.

          Except as disclosed on Schedule 4.15 or Schedule 4.19, neither Borrower nor any of its Subsidiaries is in violation of any law, ordinance, rule, regulation, order or other requirement of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties, except for any such violation which could not reasonably be expected to have a Material Adverse Effect and except for compliance with Environmental Laws (which is covered by subsection 4.15).

          4.20. Bank Accounts.

          Schedule 4.20 sets forth the account numbers and locations of all bank accounts of Borrower and its Subsidiaries.

          4.21. Subsidiaries.

          Borrower has no Subsidiaries other than as set forth on Schedule 4.21. As of the Closing Date, each of Borrower's Subsidiaries other than Coast Refrigerated Trucking Co., Inc., National Food Express, Inc., TAV Brands, Inc. and Thorn Apple Valley Foreign Sales Corporation, conducts no material business or other operations and has no material assets or liabilities.

          4.22. Employee Matters.

          Except as set forth on Schedule 4.22, (a) no Loan Party nor any of such Loan Party's employees is subject to any collective bargaining agreement,
(b) no petition for certification or union election is pending with respect to the employees of any Loan Party and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Loan Party, (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of Borrower after due inquiry, threatened between any Loan Party and its respective employees, other than employee grievances arising in the ordinary course of business which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (d) the hours worked by and payments made to employees of each Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters and
(e) the consummation of the transactions contemplated hereby will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is a party. Except as set forth on Schedule 4.22, neither Borrower nor any of its Subsidiaries is subject to a written employment contract.

          4.23. Governmental Regulation.

          None of the Loan Parties is, or after giving effect to any Loan will be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.


          Borrower may, at any time and from time to time and subject to subsection 5.13, amend any one or more of the Schedules referred in this Section 4 and any representation or warranty contained herein which refers to any such Schedule shall from and after the date of any such amendment refer to such Schedule as so amended, provided, however, that in no event may the Borrower amend any such Schedule if the existence of facts disclosed in such amendment would constitute a Default or Event of Default.

                        SECTION 5. AFFIRMATIVE COVENANTS

          Borrower covenants and agrees that, so long as any of the Commitments hereunder shall be in effect and until payment in full of all Obligations and termination of all Lender Letters of Credit, unless Requisite Lenders shall otherwise give their prior written consent, Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5 applicable to such Person.

          5.1. Financial Statements and Other Reports.

          Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrower will deliver to each of Collateral Agent and Administrative Agent (unless specified to be delivered solely to one of such Agents) the financial statements and other reports described below and, in the case of the reports listed in subsections 5.1(A), (B), (C), (D), (E), (H), and
(P), together with copies sufficient for each Lender. Administrative Agent agrees to promptly distribute such copies of such financial statements and reports to each Lender.

          (A) Fiscal Period Financials.

          As soon as available and in any event within twenty-six (26) days after the end of each Fiscal Period, Borrower will deliver (1) the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Period, the related consolidated statements of stockholders' equity and cash flow for such Fiscal Period and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Period, and the related consolidated and consolidating (on a division by division basis, separating the fresh meats division from the processing division) statement of income for such Fiscal Period and for the period from the beginning of the then current Fiscal Year to and of such Fiscal Period, and (2) a schedule of the outstanding Indebtedness for borrowed money of Borrower and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

          (B) Fiscal Quarter Financials.

          As soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter of a Fiscal Year, Borrower will deliver the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flow for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter and such financial statements shall have been reviewed by a firm of independent certified public accountants selected by Borrower.

          (C) Year-End Financials.

          As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, Borrower will deliver: (1) the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flow for such Fiscal Year; (2) a schedule of the outstanding Indebtedness of Borrower and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan; and (3) a report with respect to the financial statements from a firm of independent certified public accountants selected by Borrower and acceptable to Collateral Agent and Administrative Agent, which report shall be unqualified as to going concern and scope of audit of Borrower and its Subsidiaries and shall state that (a) such consolidated financial statements present fairly the consolidated financial position of Borrower and its Subsidiaries as at the dates indicated and the results of its operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (b) that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

          (D) Accountants' Certification and Reports.

          Together with each delivery of consolidated financial statements of Borrower and its Subsidiaries pursuant to subsection 5.1(C), Borrower will deliver a letter in the form of Exhibit I hereunder. Promptly upon receipt thereof, Borrower will deliver copies of all significant reports submitted to Borrower by independent public accountants in connection with each annual, interim or special audit of the financial statements of Borrower made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit.

          (E) Compliance Certificate.

          Together with the delivery of each set of financial statements referenced in subsections 5.1(A), (B) and (C), Borrower will deliver a Compliance Certificate, together with copies of the calculations and work-up employed to determine Borrower's compliance or noncompliance with the financial covenants set forth in Section 6.

          (F) Borrowing Base Certificates, Related Materials.

          On the Closing Date and on the Friday of each week thereafter, Borrower shall deliver to Collateral Agent: (1) a Borrowing Base Certificate as of the last day of the prior week, updated to reflect the most recent sales and collections of Borrower and each Transportation Subsidiary, with supporting detail for all listed Accounts and Inventory; (2) an aged trial balance of all then existing Accounts; (3) an Inventory Report as of the last day of such period; and (4) a detailed Inventory listing and cover summary report. All such reports shall be in form and substance satisfactory to Collateral Agent.

          (G) Reconciliation Reports, Payables.

          On the Closing Date and within ten (10) Business Days after the last day of each Fiscal Period and from time to time upon the request of Collateral Agent, Borrower will deliver to Collateral Agent (1) a Reconciliation Report as of the last day of such Fiscal Period; (2) a listing of all amounts owing to suppliers of livestock or live poultry as of the last day of such period; and
(3) a listing of existing accounts payable as of the last day of such period; each in form and substance satisfactory to Collateral Agent.

          (H) Management Report.

          Together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to subsections 5.1(A), (B) and (C), Borrower will deliver a management report: (1) describing the operations and financial condition of Borrower and its Subsidiaries for the Fiscal Period then ended and the portion of the current Fiscal Year then elapsed (or for the Fiscal Year then ended in the case of year-end financials); (2) setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent Projections for the current Fiscal Year delivered pursuant to subsection 5.1(P); and (3) discussing the reasons for any significant variations. The information above shall be presented on a consolidated basis and with respect to income statements only, consolidating basis (on a division by division basis, separating the fresh meats division from the processing division) and in reasonable detail and shall be certified by the chief financial officer of Borrower to the effect that such information fairly presents the results of operations and financial condition of Borrower and its Subsidiaries as at the dates and for the periods indicated.

          (I) Appraisals.

          From time to time, upon the request of either Collateral Agent or Collateral Agent at the direction of Requisite Lenders, Borrower will obtain and deliver to Collateral Agent, at Borrower's expense, appraisal reports in form and substance and from appraisers satisfactory to Collateral Agent, stating the then current fair market and orderly liquidation values of all or any portion of the Collateral; provided, however, so long as no Event of Default is continuing, Collateral Agent shall not request an appraisal as to any particular category of Collateral to be performed more than once every Loan Year at Borrower's expense.

          (J) Government Notices.

          Borrower will deliver to Administrative Agent within five (5) Business Days after receipt by an Executive Officer copies of all notices, requests, subpoenas, inquiries or other writings received from any governmental agency concerning any Employee Benefit Plan; PASA; PPFPA; FSA; the violation or alleged violation of any Environmental Laws; the storage, use or disposal of any Hazardous Material; the violation or alleged violation of the Fair Labor Standards Act; or Borrower's payment or non-payment of any taxes including any tax audit; in each case at any time after the aggregate amount of all possible claims, penalties, liabilities and amounts in controversy under all of the foregoing exceeds $100,000 or if the foregoing relates to a matter that could reasonably be expected to have a Material Adverse Effect.

          (K) Events of Default, etc.

          Within two (2) Business Days after any Executive Officer of Borrower obtains knowledge of any of the following events or conditions, Borrower shall deliver a certificate of Borrower's chief executive officer specifying the nature and period of existence of such condition or event and what action Borrower has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes an Event of Default or Default; (2) any notice of default that any Person has given to Borrower or any of its Subsidiaries or any other action taken with respect to a claimed default; (3) any Material Adverse Effect; or (4) any interruption of the business of Borrower or any of its Subsidiaries for two (2) Business Days or more and that results from action by any governmental or regulatory authority.

          (L) Trade Names.

          Borrower and each of its Subsidiaries will give Collateral Agent at least thirty (30) days advance written notice of any change of name or of any new trade name or fictitious business name. Borrower's use of any trade name or fictitious business name will be in compliance with all laws regarding the use of such names.

          (M) Locations.

          Borrower will give Collateral Agent (1) at least thirty (30) days advance written notice of any change in Borrower's principal place of business or any change in the location of its books and records or the Collateral (other than offsite warehouse facilities) or of any new location for its books and records or the Collateral (other than offsite warehouse facilities) and (2) contemporaneous notice of the use of any new offsite warehouse facilities.

          (N) Bank Accounts.

          Borrower will give Collateral Agent notice of any new bank accounts Borrower or any of its Subsidiaries intends to establish at least five (5) Business Days prior to their opening same.

          (O) Litigation.

          Within five (5) Business Days after any Executive Officer of Borrower or its Subsidiaries obtains knowledge of (1) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any property of any Loan Party not previously disclosed by Borrower to Collateral Agent and Administrative Agent, to the extent that either the amount in controversy exceeds $250,000 or such action, suit, proceeding, investigation or arbitration seeks injunctive relief or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Loan Party or any property of any Loan Party which could reasonably be expected to have a Material Adverse Effect, Borrower will promptly give notice thereof to Collateral Agent and Administrative Agent, and will thereafter provide such other information as may be reasonably available to them to enable Collateral Agent and Administrative Agent, and their counsel to evaluate such matter.

          (P) Projections.

          As soon as available and in any event no later than thirty (30) days prior to the end of each Fiscal Year of Borrower, Borrower will deliver consolidated and consolidating (on a division by division basis, separating the fresh meats division from the processing division) Projections of Borrower and its Subsidiaries for the forthcoming four

(4) Fiscal Years, year by year, and for the forthcoming Fiscal Year, Fiscal Period by Fiscal Period.

          (Q) Subordinated Debt and Other Indebtedness Notices.

          Within two (2) Business Days of receipt thereof, Borrower shall deliver copies of all notices given or received by Borrower and any of its Subsidiaries with respect to noncompliance with any term or condition related to any Subordinated Debt and other Indebtedness, in each case with an outstanding principal balance in excess of $500,000 and shall promptly notify Collateral Agent and Administrative Agent of any potential or actual event of default with respect to any such Subordinated Debt or other Indebtedness.

          (R) Intellectual Property.

          Within forty-five (45) days after the end of each Fiscal Quarter, Borrower will deliver an update as of the last day of such Fiscal Quarter of the information set forth on Schedule 4.13 with respect to Intellectual Property.

          (S) Other Information.

          With reasonable promptness, Borrower will deliver such other information and data with respect to any Loan Party, any Subsidiary of any Loan Party or the Collateral as any Agent or any Lender may reasonably request from time to time.

          5.2. Access to Accountants and Management.

          Borrower authorizes each Agent and each Lender to discuss the financial condition and financial statements of Borrower and its Subsidiaries with Borrower's independent public accountants upon reasonable notice to Borrower of its intention to do so, and authorizes such accountants to respond to all of each Agent's and each Lender's inquiries. Each Lender may with the consent of Collateral Agent and Administrative Agent, which will not be unreasonably denied, and each of Collateral Agent and Administrative Agent may at any time, confer with Borrower's management directly regarding Borrower's business, operations and financial condition.

          5.3. Inspection.

          Borrower shall permit each of Collateral Agent and Administrative Agent and any authorized representatives designated by such Agent to visit and inspect any of the properties of Borrower or any of its Subsidiaries, including its and their financial and accounting records, and in conjunction with such inspection, to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested. Borrower acknowledges that Collateral Agent intends to make such inspections at least two (2) times in each calendar year. Each Lender may, at its own expense, and with the consent of the applicable Agent, which will not be unreasonably denied, accompany such Agent on any such visit or inspection.

          5.4. Collateral Records.

          Borrower shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate Collateral Agent's security interests in the Collateral, for the benefit of Agents and Lenders.

          5.5. Account Covenants; Verification.

          Borrower shall, at its own expense: (a) cause all invoices evidencing its Accounts and all copies thereof to bear a notice that such invoices are payable to the lockboxes established in accordance with subsection 5.6 and (b) use its best efforts to assure prompt payment of all amounts due or to become due under its Accounts. No discounts, credits or allowances will be issued, granted or allowed by Borrower to customers and no returns will be accepted without Collateral Agent's prior written consent, other than (i) returns required by applicable law to be accepted by Borrower and (ii) discounts, credits and allowances in the ordinary course of Borrower's business and which in the aggregate as to any Account Debtor at any time do not exceed $150,000; provided, that until Collateral Agent notifies Borrower to the contrary, Borrower may presume consent. Borrower will immediately notify Collateral Agent in the event that a customer alleges any dispute or claim with respect to an Account if the amount of such dispute or claim exceeds $150,000 or of any other circumstances known to Borrower that may impair the validity or collectibility of an Account. Collateral Agent shall have the right, at any time or times hereafter, to verify the validity, amount or any other matter relating to an Account, by mail, telephone or in person. After the occurrence of a Default or an Event of Default, Borrower shall not, without the prior consent of Collateral Agent, adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereof, or allow any credit or discount thereon.

          5.6. Collection of Accounts and Payments.

          Borrower shall establish lockboxes and blocked accounts (collectively, "Blocked Accounts") in Borrower's name with such banks ("Collecting Banks") as are acceptable to Collateral Agent (subject to irrevocable instructions acceptable to Collateral Agent as hereinafter set forth) to which all account debtors shall directly remit all payments on Accounts and in which Borrower will immediately deposit all payments made for Inventory or other payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash or check. The Collecting Banks shall acknowledge and agree, in a manner satisfactory to Collateral Agent, that all payments made to the Blocked Accounts are the sole and exclusive property of Collateral Agent, for the benefit of Agents and Lenders, and that the Collecting Banks have no right of setoff against the Blocked Accounts and that all such payments received will be promptly transferred to Agent's Account. Borrower hereby agrees that all payments received by Collateral Agent, whether by cash, check, wire transfer or any other instrument, made to such Blocked Accounts or otherwise received by Collateral Agent and whether on the Accounts or as proceeds of other Collateral or otherwise will be the sole and exclusive property of Collateral Agent, for the benefit of Agents and Lenders. Borrower shall irrevocably instruct each Collecting Bank to promptly transfer all payments or deposits to the Blocked Accounts into Agent's Account. Borrower, and any of its Affiliates, employees, agents or other Persons acting for or in concert with Borrower, shall, acting as trustee for Collateral Agent, receive, as the sole and exclusive property of Collateral Agent, any monies, checks, notes, drafts or any other payments relating to and/or proceeds of Accounts or other Collateral which come into the possession or under the control of Borrower or any of Borrower's Affiliates, employees, agents or other Persons acting for or in concert with Borrower, and immediately upon receipt thereof, Borrower or such Persons shall remit the same or cause the same to be remitted, in kind, to the Blocked Accounts or to Collateral Agent at its address set forth in subsection 10.4 below.

          5.7. Endorsement.

          Borrower hereby constitutes and appoints Collateral Agent and all Persons designated by Collateral Agent for that purpose as Borrower's true and lawful attorney-in-fact, with power to endorse Borrower's name to any of the items of payment or proceeds described in subsection 5.6 above and all proceeds of Collateral that come into Collateral Agent's possession or under Collateral Agent's control. Both the appointment of Collateral Agent as Borrower's attorney and Collateral Agent's rights and powers are coupled with an interest and are irrevocable until payment in full and complete performance of all of the Obligations.

          5.8. Corporate Existence.

          Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business; provided, that (i) any Subsidiary of Borrower may at any time merge with another Subsidiary of Borrower or with Borrower itself and (ii) on or before June 30, 1998, Borrower shall cause its Subsidiary, TAV Products, Inc., to be dissolved and shall furnish to Collateral Agent satisfactory evidence of such dissolution. Borrower will promptly notify Collateral Agent and Administrative Agent of any change in its or its Subsidiaries' ownership or corporate structure.

          5.9. Payment of Taxes.

          Borrower will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon provided that no such tax need be paid if Borrower or one of its Subsidiaries is contesting same in good faith by appropriate proceedings promptly instituted and diligently conducted and if Borrower or such Subsidiary has established appropriate reserves as shall be required in conformity with GAAP.

          5.10. Maintenance of Properties.

          Borrower will maintain or cause to be maintained in good repair, working order and condition, normal wear and tear excepted, all material properties used in the business of Borrower and its Subsidiaries and will make or cause to be made all appropriate repairs, renewals and replacements thereof; provided, that Borrower or any of its Subsidiaries may, in its sole judgment, close or cease operating in any facility of Borrower or such Subsidiary.

          5.11. Compliance with Laws.

          Borrower will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority as now in effect and which may be imposed in the future in all jurisdictions in which Borrower or any of its Subsidiaries is now doing business or may hereafter be doing business, other than those laws, rules, regulations and orders the noncompliance with which would not be reasonably likely to have a Material Adverse Effect.

          5.12. Further Assurances.

          Borrower shall, and shall cause each of its Subsidiaries to, from time to time, execute such guaranties, financing or continuation statements, documents, security agreements, reports and other documents or deliver to Collateral Agent such instruments, certificates of title or other documents as Collateral Agent at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations provided for in the Loan Documents. One or before June 30, 1998, Borrower shall take such action as is reasonably required by Collateral Agent to perfect Collateral Agent's Lien on Borrower's trademarks registered in Russia and Borrower's trademarks registered in South Korea. At Collateral Agent's request, Borrower shall cause any Subsidiaries of Borrower promptly to guaranty the Obligations and to grant to Collateral Agent, on behalf of Agents and Lenders, security interests in the real, personal and mixed property of such Subsidiary to secure the Obligations.

          5.13. Collateral Locations.

          Borrower will keep the Collateral at the locations specified on
Schedule 4.7, as updated from time to time pursuant to subsection 5.1(M). With respect to any new location (which in any event shall be within the continental United States), Borrower will execute such documents and take such actions as Collateral Agent deems necessary to perfect and protect the security interests of Collateral Agent, on behalf of Agents and Lenders, in the Collateral, prior to the transfer or removal of any Collateral to such new location.

          5.14. Bailees.

          If any Collateral is at any time in the possession or control of any warehouseman, bailee, feedlot operator or any of Borrower's agents or processors, Borrower shall, upon the request of Collateral Agent, notify such warehouseman, bailee, feedlot operator, agent or processor of the security interests in favor of Collateral Agent, for the benefit of Agents and Lenders, created hereby and shall instruct such Person to hold all such Collateral for Collateral Agent's account subject to Collateral Agent's instructions.

          5.15. Mortgages; Title Insurance; Surveys.

          (A)   Title Insurance.

          On the Closing Date (or within thirty (30) days following delivery of any Mortgage with respect to Additional Mortgaged Property), Borrower shall deliver or cause to be delivered to Collateral Agent ALTA lender's title insurance policies issued by title insurers reasonably satisfactory to Collateral Agent (the "Mortgage Policies") in form and substance and in amounts reasonably satisfactory to Collateral Agent assuring Collateral Agent that the Mortgages are valid and enforceable first priority mortgage liens on the respective Mortgaged Property or Additional Mortgaged Property, free and clear of all defects and encumbrances except Permitted Encumbrances. The Mortgage Policies shall be in form and substance reasonably satisfactory to Collateral Agent and shall include an endorsement insuring against the effect of future advances under this Agreement, for mechanics' liens and for any other matter that Collateral Agent may reasonably request, and shall provide for affirmative insurance and such reinsurance as Collateral Agent may reasonably request. In the case of each leasehold constituting Mortgaged Property or Additional Mortgaged Property, Collateral Agent shall have received such estoppel letters, consents and waivers from the landlords and non-disturbance agreements from any holders of mortgages or deeds of trust on such real estate as may have been requested by Collateral Agent, which letters shall be in form and substance satisfactory to Collateral Agent.

          (B)   Additional Mortgaged Property.

          Collateral Agent may from time to time designate real property or leasehold interests of any Loan Party or any Subsidiary of any Loan Party after the date hereof as "Additional Mortgaged Property", in which case Borrower shall as promptly as possible (and in any event within sixty (60) days after such designation) deliver to Collateral Agent a fully executed Mortgage, in form and substance satisfactory to Collateral Agent together with title insurance policies and surveys as required by this subsection 5.15. Borrower agrees that, following the taking of the actions with respect to any Additional Mortgaged

Property required by the immediately preceding sentence, Collateral Agent, on behalf of Agents and Lenders, shall have a valid and enforceable first priority mortgage on the respective Additional Mortgaged Property, free and clear of all defects and encumbrances except for Permitted Encumbrances.

          (C)    Surveys.

          On or before the Closing Date (or within thirty (30) days following delivery of any Mortgage with respect to Additional Mortgaged Property), Borrower shall deliver or cause to be delivered to Collateral Agent surveys, certified by a licensed surveyor, for all real property that is the subject of the Mortgage Policies including Additional Mortgaged Property for which a Mortgage Policy is issued. All such surveys shall be sufficient to allow the issuer of the mortgage policy to issue an ALTA lender's policy. Notwithstanding the foregoing, Borrower shall have until June 1, 1998 to deliver or cause to be delivered to Collateral Agent a survey with respect to the Mortgaged Property in Holly Ridge, North Carolina that satisfies the above conditions.

          5.16.  Use of Proceeds and Margin Security.

          Borrower shall use the proceeds of all Loans for proper business purposes (as described in the recitals to this Agreement) consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of any Loan shall be used by Borrower or any of its Subsidiaries for the purpose of purchasing or carrying margin stock within the meaning of Regulation G or Regulation U, or in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, as amended.

          5.17.  Compliance with PASA and PPFPA.

          In addition to the requirements set forth in subsection 5.11, Borrower and each of its Subsidiaries shall at all times (a) comply with all applicable provisions of each of PASA and PPFPA, including those pertaining to bonding and payment requirements, (b) maintain written records relating to livestock, livestock byproducts and live poultry in its possession for which payment has not been made and (c) at Collateral Agent's request notify Collateral Agent of any contract arrangements for the purchase of livestock or live poultry on credit.

          5.18.  Insurance.

          (A) Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, public liability and property damage insurance with respect to its business and properties and the business and properties of its Subsidiaries against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts acceptable to Collateral Agent.

          (B) Borrower will (i) cause all insurance policies of Borrower and its Subsidiaries to be endorsed or otherwise amended to include a lender's loss payable endorsement, in form and substance satisfactory to Collateral Agent, which endorsement shall provide that, from and after the Closing Date, the insurance carrier shall pay all proceeds otherwise payable to Borrower or any of its Subsidiaries under such policies directly to Collateral Agent; (ii) cause all such policies to provide that none of Borrower, any Agent, any Lender or any other party shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement", without any deduction for depreciation, and such other provisions as Collateral Agent may reasonably require from time to time to protect its interests; (iii) deliver original or certified copies of all such certificates of insurance to Collateral Agent; (iv) cause each such policy to provide that it shall not be canceled, modified or not renewed (x) by reason of nonpayment of premium upon not less than ten (10) days' prior written notice thereof by the insurer to Collateral Agent (giving Collateral Agent the right to cure defaults in the payment of premiums) or (y) for any other reason upon not less than thirty (30) days' prior written notice thereof by the insurer to Collateral Agent; and (v) deliver to Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to Collateral Agent) together with evidence satisfactory to Collateral Agent of payment of the premium therefor.

          (C) Borrower will notify Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this subsection 5.18 is taken out by Borrower and promptly deliver to Collateral Agent a duplicate original copy of such policy or policies.

          (D) Borrower shall collaterally assign to Collateral Agent, for the benefit of Agents and Lenders, as security for the payment of the Obligations, all business interruption insurance of Borrower.

          (E) Borrower shall apply any proceeds received from any policies of insurance relating to any Collateral to the Obligations as set forth in subsection 2.4(B).

          (F) In connection with the covenants set forth in this subsection 5.18, it is understood and agreed that:

               (1) Neither any Agent nor any Lender or other respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this subsection 5.18, it being understood that (A) Borrower and its Subsidiaries shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against Agents or Lenders or their agents or employees.

If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then Borrower hereby agrees, to the extent permitted by law, to waive its, and to cause each of its Subsidiaries to waive its, right of recovery, if any, against Agents and Lenders and their agents and employees; and

          (2) the designation of any form, type or amount of insurance coverage by Collateral Agent under this subsection 5.18 shall in no event be deemed a representation, warranty or advice by Collateral Agent, any other Agent or any Lender that such insurance is adequate for the purposes of the business of Borrower and its Subsidiaries or the protection of their properties and Collateral Agent and Requisite Lenders shall have the right from time to time to require Borrower and its Subsidiaries to keep other insurance in such form and amount as Collateral Agent or Requisite Lenders may reasonably request, provided that such insurance shall be obtainable on commercially reasonable terms.

          5.19.   Environmental Reports.

          If an Event of Default occurs and is continuing due to a breach of either subsection 4.15 or subsection 7.9, Borrower shall, at the request of Requisite Lenders, provide to Agents and Lenders, within forty-five (45) days after such request, at Borrower's expense, an environmental site assessment report for any property that is the subject of such Event of Default, prepared by an environmental consulting firm reasonably acceptable to Collateral Agent and Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or remedial action required or recommended in connection therewith.

          5.20.   Compliance with FSA.

          Within sixty (60) days of the Closing Date, Borrower and each of its applicable Subsidiaries shall have provided Collateral Agent with evidence satisfactory to Collateral Agent that Borrower or such Subsidiary has registered as a buyer of farm products with the Secretary of State (or other applicable office) of each state in which Borrower or such Subsidiary buys livestock, poultry or other farm products as of the Closing Date and that maintains a "central filing system" (as defined in the FSA) as of the Closing Date, and Borrower or such Subsidiary shall have provided Collateral Agent with copies of all notifications of any security interests in livestock or farm products, received by Borrower or such Subsidiary as of such time, whether pursuant to the FSA or otherwise. In addition to the foregoing, not more than ten (10) days after its purchase of any livestock, poultry or other farm products produced in a state that maintains a central filing system, if such purchase occurs after the Closing Date, Borrower and each of its applicable Subsidiaries shall have registered as a buyer of such livestock, poultry or other farm products with the office of the Secretary of State or such other office of such state that maintains such filing system. Borrower agrees to deliver to Collateral Agent promptly after Borrower's or such Subsidiary's receipt thereof, copies of all notifications received by Borrower or such Subsidiary, whether pursuant to the UCC, the FSA or otherwise, and whether sent by a seller of livestock, poultry or other farm products, a lender to such seller, the Secretary of State of any state or any other Person, of any security interests in any livestock, poultry or other farm products to be purchased hereafter. In addition, Borrower covenants that Borrower and each of its applicable Subsidiaries will comply with all payment obligations imposed on it with respect to such livestock, poultry or farm products and at Collateral Agent's request, promptly provide Collateral Agent with evidence of such compliance.

          5.21. Authorized Stock.

          Within sixty (60) days of the Closing Date, Borrower shall deliver to Collateral Agent an opinion of Borrower's counsel satisfactory to Collateral Agent to the effect that all issued and outstanding shares of capital stock of Borrower's Subsidiaries have been duly authorized.

                         SECTION 6. FINANCIAL COVENANTS

          Borrower covenants and agrees that so long as any of the Commitments remain in effect and until payment in full of all Obligations and termination of all Lender Letters of Credit, unless Borrower has received the prior written consent of Requisite Lenders, Borrower shall comply with and shall cause each of its Subsidiaries to comply with all covenants in this Section 6 applicable to such Person.

          6.1. Net Worth.

          Borrower shall maintain (a) as of the last day of the first Fiscal Quarter of the 1999 Fiscal Year, Net Worth of at least the sum of (i) eighty-five percent (85%) of Net Worth as of the Closing Date plus (ii) fifty percent (50%) of positive Net Income (if any) for the period from the Closing Date through such date (the "Base Net Worth") and (b) as of the last day of the second Fiscal Quarter of the 1999 Fiscal Year and the last day of each Fiscal Quarter thereafter, Net Worth of at least the sum of (i) the Base Net Worth plus
(ii) fifty percent (50%) of positive Net Income (if any) for each complete Fiscal Quarter after the First Fiscal Quarter of the 1999 Fiscal Quarter. The foregoing computation shall not take into account any negative Net Income for any Fiscal Quarter.

          6.2. EBITDA.

          Borrower shall maintain (a) as of the last day of the fourth (4th) Fiscal Period of the 1999 Fiscal Year, for the period from the first day of the eighth (8th) Fiscal Period of the 1998 Fiscal Year through such date, EBITDA of at least $9,250,000 and (b) as of the last day of the seventh (7th) Fiscal Period of the 1999 Fiscal Year, for the 13 consecutive Fiscal Periods ending on such date, EBITDA of at least $20,000,000.

          6.3. Capital Expenditure Limits.

          The aggregate amount of all Capital Expenditures of Borrower and its Subsidiaries (excluding Capital Expenditures in respect of the replacement of an asset (including a tractor or trailer) that was the subject of an Asset Disposition permitted under this Agreement or to which Required Lenders have consented, to the extent of the cash proceeds of such Asset Disposition) will not exceed (a) $9,500,000 in the 1998 Fiscal Year or (b) $8,000,000 in any Fiscal Year other than the 1998 Fiscal Year. In the event that Borrower or any of its Subsidiaries enters into a Capital Lease or other contract with respect to fixed assets, for purposes of calculating Capital Expenditures under this subsection only, the amount of the Capital Lease or contract initially capitalized on Borrower's or any Subsidiary's balance sheet prepared in accordance with GAAP shall be considered expended in full on the date that Borrower or any of its Subsidiaries enters into such Capital Lease or contract.

          6.4. Fixed Charge Coverage.

          Borrower shall not permit its Fixed Charge Coverage as of the last day of any period set forth below, for the period indicated below, to be less than the amount set forth below for such period.

                                       Period                                           Ratio

         Fiscal Periods 11-13 in 1998 Fiscal Year                                      0.50:1.0

         Fiscal Periods 1-4 in 1999 Fiscal Year                                        1.00:1.0

         Fiscal Periods 1-7 in 1999 Fiscal Year                                        1.00:1.0

         Fiscal Periods 1-10 in 1999 Fiscal Year                                       1.00:1.0

         13 consecutive  Fiscal  Periods  ending                                       1.00:1.0
         on the last day of 1999 Fiscal Year

         13 consecutive Fiscal Periods ending on the                                   1.25:1.0
         last day of each Fiscal Quarter in 2000 Fiscal Year

         13 consecutive  Fiscal  Periods  ending  on the                               1.50:1.0
         last day of each Fiscal Quarter in 2001 Fiscal Year


          6.5. Availability.

          Borrower shall maintain Excess Availability, as of the last day of each week hereafter, of at least $4,000,000.

                          SECTION 7. NEGATIVE COVENANTS

          Borrower covenants and agrees that so long as any of the Commitments remain in effect and until payment in full of all Obligations and termination of all Lender

Letters of Credit, unless Borrower has received the prior written consent of Requisite Lenders, Borrower shall not and will not permit any of its Subsidiaries to:

          7.1. Indebtedness and Liabilities.

          Directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable, on a fixed or contingent basis, with respect to any Indebtedness except: (a) the Obligations; (b) intercompany Indebtedness, not to exceed any amounts outstanding on the Closing Date and identified on Schedule 7.1, plus (i) unsecured loans from TAV Brands, Inc. to Borrower from time to time in amounts not in excess of the amounts paid by Borrower to TAV Brands, Inc. in respect of that certain License Agreement dated April 6, 1991, as amended to date and (ii) additional unsecured intercompany Indebtedness not to exceed $5,000,000 outstanding at any time in the aggregate, among Borrower and its Subsidiaries; provided that such Indebtedness is subordinated in right of payment to the Obligations; (c) Indebtedness (excluding capital leases) not to exceed $750,000 in the aggregate at any time outstanding secured by purchase money Liens; (d) Indebtedness under Capital Leases not to exceed $5,000,000 outstanding at any time in the aggregate; (e) Indebtedness existing on the Closing Date and identified on Schedule 7.1 and any amendments, extensions or renewals thereof which do not increase the principal then outstanding thereunder, increase the interest rate or fees thereunder or make the covenants thereunder more restrictive; (f) Indebtedness under the Premium Notes; (g) Indebtedness of up to $2,000,000 secured solely by shares of preferred stock of Michigan Livestock Credit Corporation owned by Borrower, having terms, and evidenced by agreements, satisfactory to Collateral Agent and Administrative Agent in their reasonable judgment; and (h) Indebtedness in respect of surety bonds or letters of credit issued to secure Borrower's obligations under PASA or PPFPA. Except for Indebtedness described permitted in the preceding sentence, Borrower will not, and will not permit any of its Subsidiaries to, incur any Liabilities except for trade payables and normal accruals in the ordinary course of business not yet due and payable or with respect to which Borrower or any of its Subsidiaries is contesting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent that Borrower or any of its Subsidiaries has established adequate reserves therefor, if appropriate under GAAP.

          7.2. Guaranties.

          Except as described on Schedule 7.2 and except for endorsements of instruments or items of payment for collection in the ordinary course of business, guaranty, endorse, or otherwise in any way become or be responsible for any obligations of any other Person, whether directly or indirectly by agreement to purchase the indebtedness of any other Person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any indebtedness or obligation of such other Person or otherwise.

          7.3. Transfers, Liens and Related Matters.

          (A) Transfers.

          Sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to any of the Collateral or the assets of such Person, except that Borrower and its Subsidiaries may (i) sell inventory in the ordinary course of business; (ii) consummate Asset Dispositions consisting of sales of tractors and trailers in connection with the acquisition of new tractors and trailers; and (iii) make Asset Dispositions (other than sales of tractors under clause (ii)) if all of the following conditions are met: (1) the aggregate proceeds of assets sold or otherwise disposed of in any Fiscal Year does not exceed $2,000,000; (2) the consideration received is at least equal to the fair market value of such assets; (3) the sole consideration received is cash or, if the Asset Disposition is a sale of real property, at least 50% of the consideration received is cash; (4) if the Asset Disposition is a sale of real property, any noncash portion of the proceeds thereof are evidenced by a note secured by a mortgage lien on the real property being so transferred and such note and mortgage lien have been collaterally assigned to Collateral Agent in a manner acceptable to Collateral Agent; (5) the net proceeds of such Asset Disposition are applied as required by subsection 2.4(B); (6) after giving effect to the sale or other disposition of the assets included within the Asset Disposition and the repayment of the Obligations with the proceeds thereof, Borrower is in compliance on a pro forma basis with the covenants set forth in
Section 6 recomputed for the most recently ended calendar month for which information is available and is in compliance with all other terms and conditions contained in this Agreement; and (7) no Default or Event of Default shall then exist or result from such sale or other disposition.

          (B) Liens.

          Except for Permitted Encumbrances, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of the Collateral or the assets of such Person or any proceeds, income or profits therefrom.

          (C) No Negative Pledges.

          Enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

          (D) No Restrictions on Subsidiary Distributions to Borrower.

          Except as provided herein, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by Borrower or any Subsidiary of



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
Borrower; (2) subject to subordination provisions, pay any indebtedness owed to Borrower or any other Subsidiary; (3) make loans or advances to Borrower or any other Subsidiary; or (4) transfer any of its property or assets to Borrower or any other Subsidiary.

                  7.4.     Investments and Loans.

                  Except as described in Schedule 7.4, make or permit to exist investments in or loans to any other Person, except: (a) Cash Equivalents; (b) loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business in an aggregate outstanding amount not in excess of $250,000 at any time; (c) intercompany loans permitted by subsection 7.1(b); and (d) investments by Borrower or its Subsidiaries in the amounts in existence on the date hereof.

                  7.5.     Restricted Junior Payments.

                  Directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except that: (a) Subsidiaries of Borrower may make Restricted Junior Payments with respect to their common stock to the extent necessary to permit Borrower to pay the Obligations, to make Restricted Junior Payments permitted under clause (b) below and to permit Borrower to pay expenses incurred in the ordinary course of business; and (b) Borrower may make payments on the Subordinated Debt in accordance with the terms of the subordination provisions contained in the Indenture (as it exists on the date hereof) or any subordination agreement or other subordination agreement relating thereto, as applicable.

                  7.6.     Restriction on Fundamental Changes.

                  (a) Except as provided in subsection 5.8, enter into any transaction of merger or consolidation; (b) except as provided in subsection 5.8, liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of any of its Subsidiaries, whether now owned or hereafter acquired; or (d) acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person.

                  7.7.     Changes Relating to Subordinated Debt.

                  Change or amend the terms of the Subordinated Debt if the effect of such amendment is to: (a) increase the interest rate on such Indebtedness; (b) change the dates upon which payments of principal or interest are due on such Indebtedness; (c) change any event of default or add any covenant with respect to such Indebtedness; (d) change the payment provisions of such Indebtedness; (e) change the subordination provisions thereof; or (f) change or amend any other term if such change or amendment would materially


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


increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to Borrower, any of its Subsidiaries, any Agent or any Lender.

                  7.8.     Transactions with Affiliates.

                  Directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale or exchange of property or the rendering of any service) with any Affiliate or with any officer, director or employee of any Loan Party, except (a) as set forth on Schedule 7.8 and (b) for transactions in the ordinary course of and pursuant to the reasonable requirements of such Loan Party's business and upon fair and reasonable terms which are fully disclosed to Agents and Lenders and which are no less favorable to Borrower than it would obtain in a comparable arm's length transaction with an unaffiliated Person.

                  7.9.     Environmental Liabilities.

                  (a) Violate any applicable Environmental Law, if such violation could reasonably be expected to have a Material Adverse Effect; (b) dispose of any Hazardous Materials (except in accordance with applicable law) into or onto or from, any real property owned, leased or operated by any Loan Party; or (c) permit any Lien imposed pursuant to any Environmental Law to be imposed or to remain on any real property owned, leased or operated by any Loan Party.

                  7.10.    Conduct of Business.

                  From and after the Closing Date, engage in any business other than businesses of the type engaged in by such Loan Party on the Closing Date.

                  7.11.    Compliance with ERISA.

                  Establish any new Employee Benefit Plan or amend any existing Employee Benefit Plan if the liability or increased liability resulting from such establishment or amendment is material. Neither Borrower nor any Subsidiary shall fail to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof.

                  7.12.    Tax Consolidations.

                  File or consent to the filing of any consolidated income tax return with any Person other than Borrower or any of its Subsidiaries.



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

                  7.13.    Subsidiaries.

                  Establish, create or acquire any new Subsidiaries.

                  7.14.    Fiscal Year.

                  Change its Fiscal Year.

                  7.15.    Press Release; Public Offering Materials.

                  Disclose the name of any Agent or any Lender in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the capital stock of any Loan Party except as may be required by law.

                  7.16.    Bank Accounts.

                  Establish any new bank accounts, or amend or terminate any Blocked Account or lockbox agreement without Collateral Agent's prior written consent.

                  7.17.    Certain Salaries.

                  Pay or permit any Subsidiary to pay, directly or indirectly, any salary, bonus, or other cash compensation to any person who, as of the date hereof, is (i) the chairman of Borrower's board of directors, (ii) Borrower's president and chief executive officer, or (iii) Borrower's executive vice president for finance and administration, if such payment or payments would exceed, in the aggregate, 110% of the aggregate amount of salary, bonus and other cash compensation paid to such person in the 1996 Fiscal Year. Notwithstanding the foregoing, for each Fiscal Year after the 1998 Fiscal Year, Borrower may compensate the persons described in this subsection 7.17 in accordance with the bonus plan previously delivered to Collateral Agent and Administrative Agent.

                     SECTION 8. DEFAULT, RIGHTS AND REMEDIES

8.1.     Event of Default.

                  "Event of Default" shall mean the occurrence or existence of any one or more of the following:

                  (A)      Payment.

                  Failure to make payment of any of the Obligations when due and in the case of interest, such failure shall not be cured within five (5) days of the applicable due date; or

                  (B)      Default in Other Agreements.

                  (1) Failure of Borrower or any of its Subsidiaries to pay when due any principal or interest on any Indebtedness (other than the Obligations) or (2) breach or default of Borrower or any of its Subsidiaries with respect to any Indebtedness (other than the Obligations), if such failure to pay, breach or default entitles the holder to cause such Indebtedness having an aggregate principal amount in excess of $500,000 to become or be declared due prior to its stated maturity; or

                  (C)      Breach of Certain Provisions.

                  Failure of Borrower to perform or comply with any term or condition contained in subsections 5.1(A), (B), (C), (D), (E), (F), (G) and (P), 5.3, 5.5, 5.6 or 5.18 or contained in Section 6 or Section 7; or

                  (D)      Breach of Warranty.

                  Any representation, warranty, certification or other statement made by any Loan Party in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant or in connection with any Loan Document is false in any material respect on the date made; or

                  (E)      Other Defaults Under Loan Documents.

                  Borrower or any other Loan Party defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default is not remedied or waived within ten (10) days after receipt by Borrower of notice from Collateral Agent or Requisite Lenders of such default (other than occurrences described in other provisions of this subsection
8.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); or

                  (F)      Change in Control.

                  (1) Any change in Control of Borrower shall occur, or (2) Borrower shall cease to beneficially own and control, directly or indirectly, 100% of the issued and outstanding shares of each class of capital stock of each of Borrower's Subsidiaries.

                  (G)      Involuntary Bankruptcy; Appointment of Receiver, etc.

                  (1) A court enters a decree or order for relief with respect to Borrower or any of its Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for sixty (60) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against Borrower or any of its


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

Subsidiaries, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or any of its Subsidiaries, or over all or a substantial part of their respective property, is entered; or (c) an interim receiver, trustee or other custodian is appointed without the consent of Borrower or any of its Subsidiaries, for all or a substantial part of the property of Borrower or any such Subsidiary; or

                  (H)      Voluntary Bankruptcy; Appointment of Receiver, etc.

                  (1) An order for relief is entered with respect to Borrower or any of its Subsidiaries or Borrower or any of its Subsidiaries commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) Borrower or any of its Subsidiaries makes any assignment for the benefit of creditors; or (3) the board of directors of Borrower or any of its Subsidiaries adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this subsection 8.1(H); or

                  (I)      Liens.

                  Any lien, levy or assessment is filed or recorded with respect to or otherwise imposed upon all or any part of the Collateral with an aggregate value (in Collateral Agent's determination) equal to or greater than $500,000, or any or any part of the assets of Borrower or any of its Subsidiaries with an aggregate value (in Collateral Agent's determination) equal to or greater than $500,000, by the United States or any department or instrumentality thereof or by any state, county, municipality or other governmental agency (other than Permitted Encumbrances) and such lien, levy or assessment is not stayed, vacated, paid or discharged within ten (10) days; or

                  (J)      Judgment and Attachments.

                  Any one or more money judgments, writs or warrants of attachment, or similar process involving an amount in the aggregate at any time in excess of $500,000 (and not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against Borrower or any of its Subsidiaries or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty
(30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

                  (K)      Dissolution.

                  Any order, judgment or decree is entered against Borrower or any of its Subsidiaries decreeing the dissolution or split up of Borrower or that Subsidiary and such order remains undischarged or unstayed for a period in excess of twenty (20) days; or

                  (L)      Solvency.

                  Borrower ceases to be solvent (as represented by Borrower in subsection 4.17) or admits in writing its present or prospective inability to pay its debts as they become due; or

                  (M)      Injunction.

                  Borrower or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for more than thirty (30) days; or

                  (N)      Invalidity of Loan Documents.

                  Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Loan Party denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

                  (O)      Failure of Security.

                  Collateral Agent, on behalf of Agents and Lenders, does not have or ceases to have a valid and perfected first priority security interest in Collateral (subject to Permitted Encumbrances) with an aggregate value (as determined by Collateral Agent) of more than $100,000, in each case, for any reason other than the failure of any Agent or any Lender to take any action within its control; or

                  (P)      Damage, Strike, Casualty.

                  Any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which could reasonably be expected to have a Material Adverse Effect; or

                  (Q)      Licenses and Permits.

                  The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by Borrower or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect; or

                  (R)      Forfeiture.

                  There is filed against Borrower or any of its Subsidiaries any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (1) is not dismissed within one hundred twenty (120) days; and (2) could result in the confiscation or forfeiture of any material portion of the Collateral.

                  8.2.     Suspension of Commitments.

                  Upon the occurrence of any Default or Event of Default, notwithstanding any grace period or right to cure Collateral Agent, upon demand by Requisite Lenders shall, without notice or demand, immediately cease making additional Loans and the Commitments shall be suspended; provided that, in the case of a Default, if the subject condition or event is waived or cured within any applicable grace or cure period, the Commitments shall be reinstated.

                  8.3.     Acceleration.

                  Upon the occurrence of any Event of Default described in the foregoing subsections 8.1(G) or 8.1(H), all Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the Commitments shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Collateral Agent shall, by written notice to Borrower, (a) upon demand by Requisite Lenders, declare all or any portion of the Obligations to be, and the same shall forthwith become, immediately due and payable and the Commitments shall thereupon terminate and
(b) upon demand by Requisite Lenders, demand that Borrower immediately Cash Collateralize the Letter of Credit Liability.

                  8.4.     Remedies.

                  If any Event of Default shall have occurred and be continuing, in addition to and not in limitation of any other rights or remedies available to Agents and Lenders at law or in equity, Collateral Agent may, and shall upon the request of Requisite Lenders exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and may also
(a) notify any or all obligors on the Accounts to make all payments directly to Collateral Agent; (b) require Borrower to, and Borrower hereby agrees that it will, at its


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

expense and upon request of Collateral Agent forthwith, assemble all or part of the Collateral as directed by Collateral Agent and make it available to Collateral Agent at a place to be designated by Collateral Agent which is reasonably convenient to both parties; (c) withdraw all cash in the Blocked Accounts and apply such monies in payment of the Obligations in the manner provided in subsection 8.7; (d) without notice or demand or legal process, enter upon any premises of Borrower and take possession of the Collateral; and (e) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Collateral Agent's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, any Agent or any Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of such Agent or such Lender. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Borrower shall remain liable for any deficiency. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, Borrower hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted. Collateral Agent shall not be required to proceed against any Collateral but may proceed against Borrower directly.

                  8.5.     Appointment of Attorney-in-Fact.

                  Borrower hereby constitutes and appoints Collateral Agent as Borrower's attorney-in-fact with full authority in the place and stead of Borrower and in the name of Borrower, Collateral Agent or otherwise, from time to time in Collateral Agent's discretion while an Event of Default is continuing to take any action and to execute any instrument that Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including:
(a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (b) to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereunder or allow any credit or discount thereon; (c) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; (d) to file any claims or take any action or institute any proceedings that Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Agents and Lenders with respect to any of the Collateral; and (e) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts and other documents


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

relating to the Collateral. The appointment of Collateral Agent as Borrower's attorney and Collateral Agent's rights and powers are coupled with an interest and are irrevocable until payment in full and complete performance of all of the Obligations.

                  8.6.     Limitation on Duty with Respect to Collateral.

                  Beyond the safe custody thereof, neither any Agent nor any Lender shall have any duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Each Agent and each Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which such Agent and such Lender accords its own property. Neither any Agent nor any Lender shall be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by such Agent or such Lender in good faith.

                  8.7.     Application of Proceeds.

                  Upon the occurrence and during the continuance of an Event of Default, (a) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by any Agent from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Collateral Agent shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Collateral Agent may deem advisable notwithstanding any previous entry by Collateral Agent upon any books and records and (b) the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs and expenses incurred by any Agent or any Lender with respect to this Agreement, the other Loan Documents or the Collateral; second, to all fees due and owing to Agents and Lenders; third, to accrued and unpaid interest on the Obligations; fourth, to the principal amounts of the Obligations outstanding; fifth, to any other indebtedness or obligations of Borrower owing to any Agent or any Lender; and sixth, to Borrower.

                  8.8.     License of Intellectual Property.

                  Borrower hereby assigns, transfers and conveys to Collateral Agent, for the benefit Agents and Lenders, effective upon the occurrence of any Event of Default hereunder, the non-exclusive right and license to use all Intellectual Property owned or used by Borrower together with any goodwill associated therewith, all to the extent necessary to enable Collateral Agent to realize on the Collateral and any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Collateral Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to Borrower by Collateral Agent.

                  8.9.     Waivers, Non-Exclusive Remedies.

                  No failure on the part of any Agent or any Lender to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement or the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise by any Agent or any Lender of any right under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law.

                                SECTION 9. AGENTS

9.1.      Agents.

                  (A)      Appointment.

                  Each Lender hereto and, upon obtaining an interest in any Loan, any participant, transferee or other Eligible Assignee of any Lender irrevocably appoints, designates and authorizes (1) Heller as Documentation Agent and Collateral Agent, (2) Rabobank as Administrative Agent and (3) Harris as Co-Agent, in each case to take such actions or refrain from taking such action as such Agent on its behalf and to exercise such powers hereunder as are delegated by the terms hereof, together with such powers as are reasonably incidental thereto. Neither any Agent nor any of its directors, officers, employees or agents shall be liable for any action so taken. The provisions of this subsection 9.1 are solely for the benefit of Agents and Lenders and neither Borrower nor any Loan Party shall have any rights as a third party beneficiary of any of the provisions hereof. Each Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

                  (B)      Nature of Duties.

                  No Agent shall have any duties, obligations or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of each Agent shall be mechanical and administrative in nature. No Agent shall have by reason of this Agreement a fiduciary, trust or agency relationship with or in respect of any other Agent or any Lender, Borrower or any Loan Party. Each Agent and Lender shall make its own appraisal of the credit worthiness of Borrower, and shall have independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of Borrower, and no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any other Agent or any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter. If any Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then such Agent shall send notice thereof to each Lender and each other Agent. Each Agent shall promptly notify each other Agent and each Lender any time that the applicable percentage of Lenders have instructed such Agent to act or refrain from acting pursuant hereto.

                  (C)      Rights, Exculpation, Etc.

                  Neither any Agent nor any of its officers, directors, employees or agents shall be liable to any other Agent or any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that each Agent shall be obligated on the terms set forth herein for performance of its express obligations hereunder, and except that each Agent shall be liable with respect to its own gross negligence or willful misconduct. No Agent shall be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any other Agent or any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Agent or such Lender any such erroneous payments received by them). In performing its functions and duties hereunder, each Agent shall exercise the same care which it would in dealing with loans for its own account, but no Agent shall be responsible to any other Agent or any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectability, or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of any Loan Party. No Agent shall be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of any Loan Party, or the existence or possible existence of any Default or Event of Default. Each Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents such Agent is permitted or required to take or to grant, and each Agent shall be entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the applicable percentage of Lenders. Without limiting the foregoing, no Agent or Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the applicable percentage of Lenders and notwithstanding the instructions of Lenders, no Agent shall have obligation to take any action if it, in good faith, believes that such action exposes such Agent to any liability.

                  (D)      Reliance.

                  No Agent shall be under any duty to examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any other Loan Document, or any instrument, document or communication furnished pursuant hereto or in connection herewith. Each Agent shall be entitled to rely upon and assume that any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) are genuine, valid, effective and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it. Each Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by such Agent in its sole discretion.

                  (E)      Indemnification.

                  Each Lender, in proportion to its Pro Rata Share, severally, agrees to reimburse and indemnify each Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, out-of-pocket costs, out-of-pocket expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by such Agent under this Agreement or any of the Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from any Agent's gross negligence or willful misconduct as determined by a court of competent jurisdiction. The obligations of Lenders under this subsection 9.1(E) shall survive the payment in full of the Obligations and the termination of this Agreement.

                  (F)      Heller, Rabobank and Harris Individually.

                  With respect to its Commitments and the Loans made by it, each of Heller, Rabobank and Harris shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Heller, Rabobank and Harris in its individual capacity as a Lender or one of the Requisite Lenders. Each of Heller, Rabobank and Harris may lend money to, and generally engage in any kind of banking, trust or other business with any Loan Party as if it were not acting as an Agent pursuant hereto.



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

          (G)      Successor Agents.

                  (1)      Resignation.

           Each Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least 30 Business Days' prior written notice to Borrower, the Lenders and the other Agents. Such resignation shall take effect upon the acceptance by a successor Agent of appointment as provided below.

                  (2)      Appointment of Successor.

           Upon any such notice of resignation pursuant to clause (G)(1) above, Requisite Lenders shall, upon receipt of the prior written consent of Borrower, Collateral Agent and Administrative Agent, which shall not unreasonably be withheld, appoint a successor Agent; provided, that if an Event of Default is then in existence, the consent of Borrower shall not be required. If a successor Agent shall not have been so appointed within said 30 Business Day period, the retiring Agent, upon notice to Borrower, Lenders and other Agents, shall then appoint a successor Agent who shall serve as such Agent until such time as Requisite Lenders, upon receipt of the prior written consent of Borrower, Collateral Agent and Administrative Agent, which shall not be unreasonably withheld, appoint a successor Agent as provided above.

                  (3)      Successor Agent.

           Upon the acceptance of any appointment as an Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation as an Agent under the Loan Documents, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under the Loan Documents.

          (H)      Collateral Matters.

                  (1)      Release of Collateral.

           Lenders hereby irrevocably authorize Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by Collateral Agent upon any property covered by this Agreement or the Loan Documents (i) upon termination of the Commitments and upon final and indefeasible payment in full in cash and satisfaction of all Obligations and termination of this Agreement;
(ii) constituting property being sold or disposed of in accordance with this Agreement if Borrower certifies to Collateral Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and Collateral Agent may rely in good faith conclusively on any such certificate, without further inquiry); or (iii) constituting property leased to Borrower under an operating lease


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

which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by Borrower to be, renewed or extended. In addition during any Fiscal Year (x) Collateral Agent may release Collateral having a book value of not more than $500,000, (y) Collateral Agent, with the consent of Requisite Lenders, may release Collateral having a book value of more than or equal to $500,000 and less than $1,000,000 and (z) Collateral Agent, with the consent of all Lenders, may release all or any portion of the Collateral. Collateral Agent may also release any applicable Corporate Guaranty in connection with a release of Lien permitted or consented to hereinabove, if such release is being made in connection with the sale of all or substantially all of the assets of the applicable Corporate Guarantor. Without limiting any of the foregoing, each Lender agrees to confirm in writing, upon request by Borrower, the authority to release any property or Corporate Guaranty covered by this Agreement or the Loan Documents conferred upon Collateral Agent under this subsection.

                  (2)      Execution of Releases.

           So long as no Event of Default is then continuing, upon confirmation from the requisite percentage (as set forth in subsection 9.1(H)(1) above) of Lenders, of Collateral Agent's authority to release any Collateral, and upon at least 10 Business Days prior written request by Borrower, Collateral Agent shall, and is hereby irrevocably authorized by Lenders to, execute such documents as may be necessary to evidence the release of the Liens upon such Collateral; provided, however, that (i) Collateral Agent shall not be required to execute any such document on terms which, in Collateral Agent's opinion, would expose Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens granted to Collateral Agent on behalf of Agents and Lenders upon (or obligations of any Loan Party, in respect of), all interests retained by any Loan Party, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the property covered by this Agreement or the Loan Documents, and (iii) such release is not inconsistent with the terms of this Agreement.

                  (3)      Absence of Duty.

           No Agent shall have any obligation whatsoever to any other Agent, any Lender or any other Person to assure that the property covered by this Agreement or the Loan Documents exists or is owned by Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to Collateral Agent on behalf of Agents and Lenders herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to any Agent in this Agreement or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by this Agreement or the Loan Documents or any


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

act, omission or event related thereto, each Agent may act in any manner it may deem appropriate, in its discretion, given such Agent's own interest in property covered by this Agreement or the Loan Documents as one of the Lenders and that no Agent shall have any duty or liability whatsoever to any of the other Agents or Lenders; provided, that each Agent shall exercise the same care which it would in dealing with loans for its own account.

                  (I)      Agency for Perfection.

                  Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Lenders' security interest in Collateral which, in accordance with Article 9 of the Uniform Commercial Code in any applicable jurisdiction, can be perfected only by possession. Should any Lender (other than Collateral Agent) obtain possession of any such Collateral, such Lender shall notify Collateral Agent thereof, and, promptly upon Collateral Agent's request therefor, shall deliver such Collateral to Collateral Agent or in accordance with Collateral Agent's instructions. Collateral Agent may file such proofs of claim or documents as may be necessary or advisable in order to have the claims of Agents and Lenders (including any claim for the reasonable compensation, expenses, disbursements and advances of Agents and Lenders, their respective agents, financial advisors and counsel), allowed in any judicial proceedings relative to Borrower and/or its Subsidiaries, or any of their respective creditors or property, and shall be entitled and empowered to collect, receive and distribute any monies, securities or other property payable or deliverable on any such claims. Any custodian in any judicial proceedings relative to Borrower and/or its Subsidiaries is hereby authorized by each Lender to make payments to Collateral Agent and, in the event that Collateral Agent shall consent to the making of such payments directly to Lenders, to pay to Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of each Agent, its agents, financial advisors and counsel, and any other amounts due such Agent. Nothing contained in this Agreement or the other Loan Documents shall be deemed to authorize any Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Loans, or the rights of any holder thereof, or to authorize any Agent to vote in respect of the claim of any Lender in any such proceeding, except as specifically permitted herein.

                  (J)      Exercise of Remedies.

                  Each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any Loan Document or to realize upon any collateral security for the Loans, it being understood and agreed that such rights and remedies may be exercised only by one or more Agents as specified in this Agreement or such Loan Document.



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

                  9.2.     Notice of Default.

                  In the event that any Agent or any Lender shall acquire actual knowledge, or shall have been notified, of any Event of Default, such Agent or such Lender shall promptly notify Lenders and Agents, and the applicable Agent shall take such action and assert such rights under this Agreement as Requisite Lenders or all of the Lenders, required for such action hereunder, shall request in writing, and such Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If Requisite Lenders or any or all of the Lenders, as applicable, shall fail to request the applicable Agent to take action or to assert rights under this Agreement in respect of any Event of Default within ten (10) days after their receipt of the notice of any Event of Default from any Agent, or shall request inconsistent action with respect to such Event of Default, the applicable Agent may, but shall not be required to, take such action and assert such rights as it deems in its discretion, except that, if Requisite Lenders or all of the Lenders, as applicable, have instructed such Agent not to take such action or assert such right, in no event shall such Agent act contrary to such instructions.

                  9.3.     Action by Agents.

                  Each Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless such Agent shall have been instructed by Requisite Lenders or all of the Lenders, as applicable, to exercise or refrain from exercising such rights or to make or refrain from taking such action. No Agent shall incur any liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct. No Agent shall be liable to the other Agents, Lenders or to any Lender in acting or refraining from acting under this Agreement in accordance with the instructions of Requisite Lenders or all of Lenders, as the case may be, and any action taken or failure to act pursuant to such instructions shall be binding on all Agents and Lenders.

                  9.4.     Amendments, Waivers and Consents.

                  (A) Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Requisite Lenders or the applicable Agent, as applicable; provided, that no amendment, modification, termination, waiver or consent shall, unless in writing and signed by all Lenders, do any of the following: (i) increase the Commitment of any Lender; (ii) reduce, postpone or delay the principal of, rate or amount of interest on or fees payable with respect to any Loan or Letter of Credit;
(iii) extend the Termination Date or any scheduled due date for all or any portion of principal or interest of


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

the Loans; (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the percentage of Lenders which shall be required for Requisite Lenders; (v) amend or waive the definitions of the terms "Requisite Lenders" or "Commitments" or amend or waive this subsection 9.4; (vi) increase the percentages contained in the definition of Borrowing Base; or (vii) except as provided in subsection 9.1(H)(1), release any Corporate Guaranty; provided, further, that no amendment, modification, termination, waiver or consent affecting the rights or duties of any Agent under any Loan Document shall in any event be effective, unless in writing and signed by such Agent, in addition to Lenders required to take such action; and provided, further, that no amendment, modification, termination, waiver or consent affecting the rights or duties of Issuing Lender under any Loan Document (including any Lender Letter of Credit) shall in any event be effective, unless in writing and signed by Issuing Lender in addition to Lenders required to take such action.

                  (B) Each amendment, modification, termination, waiver or consent shall be effective only in the specific instance and for the specific purpose of which it was given. No amendment, modification, termination or waiver shall be required for Collateral Agent to take additional Collateral pursuant to any Loan Documents.

                  (C) Each Lender grants each of Administrative Agent and Collateral Agent the right to purchase all, but not less than all, of such Lender's Commitment, in the event either such Agent requests the consent of a Lender and such consent is denied. Administrative Agent or Collateral Agent, as applicable, may, in such circumstances, at its option, require such Lender to assign its interest in the Loans to it for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest, fees and other amounts due such Lender under this Agreement, which interest, fees and other amounts will be paid when collected from Borrower.

                  Collateral Agent, Administrative Agent and Borrower, without the consent of Requisite Lenders or all Lenders, may execute amendments to this Agreement and the Loan Documents which consist solely of the making of technical corrections.

                  9.5.     Assignments and Participations in Loans.

                  (A) Each Lender may assign its rights and delegate its obligations under this Agreement to an Eligible Assignee; provided, that (a) such Lender shall first obtain the written consent of each of Collateral Agent and Administrative Agent, which shall not be unreasonably withheld, (b) if such assignment takes place at a time when no Event of Default or Default is in existence, such Lender shall first obtain the written consent of Borrower, which shall not be unreasonably withheld; provided, that if Borrower fails to respond within five (5) Business Days to a request for consent, such consent shall be deemed to have been given, (c) the amount of Commitments and Loans of the assigning Lender being assigned shall in no event be less than the lesser of (i) $5,000,000 or (ii) the entire amount of the Commitments and Loans of such assigning Lender and (d) (i) each such assignment shall be


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
of a pro rata portion of all such assigning Lender's Loans and Commitments hereunder, and (ii) the parties to such assignment shall execute and deliver to Collateral Agent and Administrative Agent for acceptance and recording a Assignment and Assumption Agreement together with (x) a processing and recording fee of $3,500 payable to Collateral Agent (which shall be shared one-half each by Administrative Agent and Collateral Agent); provided, that such fee shall not be applicable to any interest in the Commitments and Loans purchased on or within 90 days after the Closing Date, (y) each of the Notes originally delivered to the assigning Lender and (z) an Administrative Questionnaire completed in respect of such Eligible Assignee. Upon receipt of all of the foregoing, Administrative Agent shall notify Borrower of such assignment and Borrower shall comply with its obligations under the last sentence of subsection 2.1(E). To the extent of an assignment authorized under this subsection 9.5, the assignee shall be considered to be a "Lender" hereunder and Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee. The assigning Lender shall be relieved of its obligations hereunder with respect to the assigned portion of its Commitment. Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board or U.S. Treasury Regulations 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted such applicable law.

                  (B) Each Lender may sell participations in all or any part of any Loans made by it to another Person; provided, that any such participation shall be in a minimum amount of $5,000,000, and provided, further, that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation and the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly effecting (a) any reduction in the principal amount, interest rate with respect to any Loan in which such holder participates; (b) any extension of the Termination Date or the date fixed for any payment of interest payable with respect to any Loan in which such holder participates; and
(c) any release of substantially all of the Collateral. Borrower hereby acknowledges and agrees that the participant under each participation shall for purposes of subsections 2.8, 2.9, 2.10, 9.6 and 10.2 be considered to be a "Lender".

                  (C) Except as otherwise provided in subsection 9.5(A) no Lender shall, as between Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans or other Obligations owed to such Lender. Each Lender may furnish any information concerning Borrower and its Subsidiaries in the possession of that Lender from time to time to Eligible Assignees and participants (including prospective assignees and participants) provided that the Persons obtaining such information agrees to maintain the confidentiality of such information to the extent required by subsection 10.18.



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

                  (D) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement or the other Loan Documents in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  9.6. Set Off and Sharing of Payments.

                  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized by Borrower at any time or from time to time, with reasonably prompt subsequent notice to Borrower or to any other Person (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (a) balances held by such Lender at any of its offices for the account of Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or its Subsidiaries), and (b) other property at any time held or owing by such Lender to or for the credit or for the account of Borrower or any of its Subsidiaries, against and on account of any of the Obligations which are not paid when due; except that no Lender shall exercise any such right without the prior written consent of Collateral Agent. Any Lender which has exercised its right to set off shall purchase for cash (and the other Lenders shall sell) participations in each such other Lender's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share such excess with each other Lender in accordance with their respective Pro Rata Shares. Borrower agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such excess to other Lenders, and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans and other Obligations in the amount of such participation.

                  9.7. Disbursement of Funds.

                  Collateral Agent may, on behalf of Lenders, disburse funds to Borrower for Loans requested. Each Lender shall reimburse Collateral Agent on demand for all funds disbursed on its behalf by Collateral Agent, or if Collateral Agent so requests, each Lender will remit to Collateral Agent its Pro Rata Share of any Loan or Revolving Advance before Collateral Agent disburses same to Borrower. If Collateral Agent elects to require that funds be made available prior to disbursement to Borrower, the parties shall follow the procedures set forth in subsection 2.1(D)(1).



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

                  9.8.  Settlements, Payments and Information.

                  (A)   Revolving Advances and Payments; Fee Payments.

                        (1) Payments of principal, interest and fees in respect of the Term Loan will be settled on the Business Day received in accordance with the provisions of Section 2. The Revolving Loan may fluctuate from day to day through Collateral Agent's disbursement of funds to, and receipt of funds from, Borrower. In order to minimize the frequency of transfers of funds between Collateral Agent and each Lender notwithstanding terms to the contrary set forth in Section 2 and subsection 9.7, Revolving Advances and repayments may be settled according to the procedures described in this subsection 9.8. Notwithstanding these procedures, each Lender's obligation to fund its Pro Rata Share of Revolving Advances made by Collateral Agent to Borrower will commence on the date such Revolving Advances are made by Collateral Agent. Such payments will/ be made by such Lender without set-off, counterclaim or reduction of any kind.

                        (2) Once each week for the Revolving Loan or more frequently (including daily), if Collateral Agent so elects (each such day being a "Settlement Date"), Collateral Agent will advise each Lender by 1:00 p.m. Central time by telephone, telex, or telecopy of the amount of each such Lender's Pro Rata Share of the Revolving Loan. In the event payments are necessary to adjust the amount of such Lender's share of the Revolving Loan to such Lender's Pro Rata Share of the Revolving Loan, the party from which such payment is due will pay the other, in same day funds, by wire transfer to the other's account not later than 3:00 p.m. Central time on the Business Day following the Settlement Date.

                        (3) On the first Business Day of each calendar month (each such day being an "Interest Settlement Date"), Collateral Agent will advise each Lender by telephone, telefax or telecopy of the amount of interest and fees charged to and collected from Borrower for the preceding calendar month. Provided that such Lender has made all payments required to be made by it under this Agreement, Collateral Agent will pay to such Lender, by wire transfer to such Lender's account (as specified by such Lender on the signature page of this Agreement as amended by such Lender from time to time after the date hereof or in the applicable Assignment and Assumption Agreement) not later than 3:00 p.m. Central time on the next Business Day following the Interest Settlement Date such Lender's share of such interest and fees actually collected by Collateral Agent.

                  (B)   Return of Payments.

                        (1) If Collateral Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Collateral Agent from Borrower and such related payment is not received by Collateral Agent, then Collateral Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind.


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
                          (2)     If Collateral Agent determines at any time
that any amount received by Collateral Agent under this Agreement must be returned to Borrower or paid to any other person pursuant to any solvency law or otherwise, then, notwithstanding any other term or condition of this Agreement, Collateral Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Collateral Agent on demand any portion of such amount that Collateral Agent has distributed to such Lender, together with interest at such rate, if any, as Collateral Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

                  9.9.    Dissemination of Information.

                  Each of Collateral Agent and Administrative Agent will provide Lenders with any information received by such Agent from Borrower which is required to be provided to a Lender hereunder; provided, however, that neither such Agent shall be liable to Lenders for any failure to do so, except to the extent that such failure is attributable to such Agent's gross negligence or willful misconduct.

                  9.10.   Discretionary Advances.

                  (A) Provided that no Event of Default exists, Collateral Agent may, in its sole discretion, and shall, at the direction of Requisite Lenders, make Revolving Advances of up to $2,000,000 in excess of the limitations set forth in the Borrowing Base, but not in excess of the Total Loan Commitment, up to two times in any 12 month period and in each case for a period of not more than 60 consecutive days, (B) during the continuance of an Event of Default, Collateral Agent may in its sole discretion, make Revolving Advances of up to $1,000,000 in excess of the limitations set forth in the Borrowing Base for the purpose of preserving or protecting the Collateral or for incurring any costs associated with collection or enforcing rights or remedies against the Collateral, or incurred in any action to enforce this Agreement or any other Loan Document and (C) during the continuance of an Event of Default, Collateral Agent shall, at the direction of Requisite Lenders, make Revolving Advances in an aggregate amount of not more than $2,000,000 in excess of the limitations set forth in the Borrowing Base for the purpose of preserving or protecting the Collateral or for incurring any costs associated with collection or enforcing rights or remedies against the Collateral, or incurred in any action to enforce this Agreement or any other Loan Document.

                  9.11.   Documentation Agent and Co-Agent.

                  The duties of Documentation Agent shall be limited to (a) coordinating documentation of the Loans prior to the Closing Date and (b) coordinating documentation of each amendment, waiver, modification or other change in the terms of the Loans and the Loan Documents after the Closing Date. The duties of Co-Agent shall be limited to assisting the other Agents in the process of closing the Loans.

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                            SECTION 10. MISCELLANEOUS

10.1.   Expenses and Attorneys' Fees.

                  Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to promptly pay all fees, costs and expenses incurred by each of Collateral Agent, Documentation Agent, Administrative Agent and Issuing Lender (and, with respect to subsection 10.1(f) only, each Lender, each Agent and Issuing Lender) in connection with any matters contemplated by or arising out of this Agreement or the other Loan Documents including the following, and all such fees, costs and expenses shall be part of the Obligations, payable on demand and secured by the Collateral: (a) fees, costs and expenses (including reasonable attorneys' fees, allocated costs of internal counsel and fees of environmental consultants, accountants and other professionals retained by each of Collateral Agent, Documentation Agent, Administrative Agent and Issuing Lender) incurred in connection with the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents; (b) fees, costs and expenses (including reasonable attorneys' fees, allocated costs of internal counsel and fees of environmental consultants, accountants and other professionals retained by each of Collateral Agent, Documentation Agent, Administrative Agent and Issuing Lender) incurred in connection with the review, negotiation, preparation, documentation, execution, syndication, and administration of the Loan Documents, the Loans, and any amendments, waivers, consents, forbearances and other modifications relating thereto or any subordination or intercreditor agreements; (c) fees, costs and expenses incurred by Collateral Agent in creating, perfecting and maintaining perfection of Liens in favor of Collateral Agent, on behalf of Agents and Lenders; (d) fees, costs and expenses incurred by each of Collateral Agent, Documentation Agent and Administrative Agent in connection with forwarding to Borrower the proceeds of Loans including any Agent's or any Lenders' standard wire transfer fee; (e) fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by any Agent or any Lender in establishing, maintaining and handling lock box accounts, blocked accounts or other accounts for collection of the Collateral; (f) fees, costs, expenses (including reasonable attorneys' fees and allocated costs of internal counsel) of any Agent, Issuing Lender or any Lender and costs of settlement incurred in collecting upon or enforcing rights against the Collateral or incurred in any action to enforce this Agreement or the other Loan Documents or to collect any payments due from Borrower or any other Loan Party under this Agreement or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise.

                  10.2.   Indemnity.

                  In addition to the payment of expenses pursuant to subsection 10.1, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to

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

indemnify, pay and hold each Agent, Issuing Lender and each Lender and the officers, directors, employees, agents, consultants, auditors, persons engaged by any Agent, Issuing Lender or any Lender to evaluate or monitor the Collateral, affiliates and attorneys of each Agent, Issuing Lender, each Lender and such holders (collectively called the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents, the consummation of the transactions contemplated by this Agreement, the statements contained in the commitment letters, if any, delivered by any Agent or any Lender, each Agent's and each Lender's agreement to make the Loans hereunder, the use or intended use of the proceeds of any of the Loans or the exercise of any right or remedy hereunder or under the other Loan Documents (the "Indemnified Liabilities"); provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction.

                  10.3.   Notices.

                  Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Central time or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, the next Business Day after delivery to such courier properly addressed; or (d) if by U.S. Mail, four (4) Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

                  If to Borrower:              Thorn Apple Valley, Inc.
                                               26999 Central Park Boulevard
                                               Suite 300
                                               Southfield, Michigan 48076
                                               Telecopy No.: (810) 213-1101

                  With a copy to:              Honigman, Miller, Schwartz and
                                               Cohn
                                               2290 First National Building
                                               Detroit, Michigan  48226
                                               Telecopy No.:  (313) 256-4215

                  If to Documentation          HELLER FINANCIAL, INC.
                    Agent, Collateral Agent    500 West Monroe
                    or Heller:                 Chicago, Illinois,  60661
                                               Attn:    HBC Portfolio Manager
                                               Telecopy No.:  (312) 441-6158

                  With a copy to:              HELLER FINANCIAL, INC.
                                               500 West Monroe
                                               Chicago, Illinois  60661
                                               Attn:  Legal Department/HBC
                                               Telecopy No.:  (312) 441-6876

                  If to Administrative         Rabobank Nederland,
                    Agent or Rabobank:          New York Branch
                                               245 Park Avenue
                                               New York, New York  10167
                                               Attn:  Corporate Services
                                                      Department
                                               Telecopy:  (212) 818-0233

                  With a copy to:              Rabobank Nederland,
                                               New York Branch
                                               300 South Wacker Drive
                                               Suite 3500
                                               Chicago, Illinois 60606
                                               Attn: Michael Butz
                                               Telecopy: (312) 408-8240

                  If to Co-Agent or any Lender: Its address indicated on the signature page hereto, in an Assignment and Assumption Agreement or in a notice to Collateral Agent and Administrative Agent and Borrower or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this subsection 10.3.

                  10.4.   Survival of Warranties and Certain Agreements.

                  All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in subsections 10.1, 10.2, 10.6, 10.11, 10.14 and 10.15 shall survive the payment of the Loans and the termination of this Agreement.

                  10.5.   Indulgence Not Waiver.

                  No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any Term Note or any Revolving Note shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

                  10.6.   Marshaling; Payments Set Aside.

                  Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to any Agent and/or any Lender or any Agent and/or any Lender enforces its security interests or exercise its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  10.7.   Entire Agreement.

                  This Agreement, the Term Notes, the Revolving Notes, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

                  10.8.   Severability.

                  The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement or the other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, or the other Loan Documents or of such provision or obligation in any other jurisdiction.

                  10.9. Lenders' Obligations Several; Independent Nature of Lenders' Rights.

                  The obligation of each Lender hereunder is several and not joint and neither any Agent nor any Lender shall be responsible for the obligation or commitment of any other Lender hereunder. In the event that any Lender at any time should fail to make a Loan as herein provided, the Lenders, or any of them, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan. Nothing contained in any Loan Document and no action taken by any Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, provided the applicable Agent fails or refuses to exercise any remedies against Borrower after receiving the direction of Requisite Lenders, as applicable, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

                  10.10.  Headings.

                  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                  10.11.  APPLICABLE LAW.

                  THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  10.12.  Successors and Assigns.

                  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that Borrower may not assign its rights or obligations hereunder without the written consent of each Agent and each Lender.

                  10.13.  No Fiduciary Relationship; Limitation of Liabilities.

                  (A) No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by any Agent or any Lender to Borrower.

                  (B) All attorneys, accountants, appraisers, and other professional Persons and consultants retained by any Agent or any Lender shall have the right to act exclusively in the interest of such Agent or such Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrower or any of Borrower's shareholders or any other Person.

                  (C) Neither any Agent nor any Lender, nor any affiliate, officer, director, shareholder, employee, attorney, or agent of any Agent or any Lender shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower hereby waives, releases, and agrees not to sue any Agent or any Lender or any of any Agent's or any Lender's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the transactions contemplated hereby.

                  10.14.  CONSENT TO JURISDICTION.

                  BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO COLLATERAL AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TERM NOTES, THE REVOLVING NOTES, OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE TERM NOTES, THE REVOLVING NOTES, THE OTHER LOAN DOCUMENTS OR THE OBLIGATIONS.

                  10.15.  WAIVER OF JURY TRIAL.

                  BORROWER, EACH AGENT AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE TERM NOTES, THE REVOLVING NOTES OR THE OTHER LOAN DOCUMENTS. BORROWER, EACH AGENT AND EACH LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, THE TERM NOTES, THE REVOLVING NOTES AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.

BORROWER, EACH AGENT AND EACH LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

                  10.16.  Construction.

                  Borrower, each Agent and each Lender each acknowledge that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower, each Agent and each Lender.

                  10.17.  Counterparts; Effectiveness.

                  This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Delivery of an executed counterpart of a signature page to this Agreement, any amendments, waivers, consents or supplements, or to any other Loan Document by telecopier shall be as effective as delivery of a manually executed counterpart thereof.

                  10.18.  Confidentiality.

                  Agents and Lenders shall hold all nonpublic information obtained pursuant to the requirements hereof and identified as such by Borrower in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound business practices and in any event may make disclosure to such of its respective Affiliates, officers, directors, employees, agents and representatives as need to know such information in connection with the Loans. If any Lender is otherwise a creditor of a Borrower, such Lender may use the information in connection with its other credits. Agents and Lenders may also make disclosure reasonably required by a bona fide offeree or assignee (or participation), or as required or requested by any governmental authority or representative thereof, or pursuant to legal process, or to its accountants, lawyers and other advisors, and shall require any such offeree or assignee (or participant) to agree (and require any of its offerees, assignees or participants to agree) to comply with this Section 10.21. In no event shall any Agent or any Lender be obligated or required to return any materials furnished by Borrower; provided, however, each Offeree shall be required to agree that if it does not become a assignee (or participant) it shall return all materials furnished to it by Borrower in connection herewith.

                  10.19.  Illinois Collateral Protection Act.

                  Unless Borrower provides Collateral Agent with evidence of the insurance coverage required by this Agreement, Collateral Agent may purchase insurance at Borrower's expense to protect Collateral Agent's and the Lenders' interests in Collateral. This insurance may, but need not, protect Borrower's interests. The coverage that Collateral Agent purchases may not pay any claim that Borrower may make or any claim that is made against Borrower in connection with the Collateral. Borrower may later cancel any insurance purchased by Collateral Agent, but only after providing Collateral Agent with evidence that Borrower has obtained insurance as required by this Agreement. If Collateral Agent purchases insurance for the Collateral, Borrower will be responsible for the costs of that insurance, including interest and any other charges Borrower may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. This costs of the insurance may be added to the Loans. The costs of the insurance may be more than the cost of insurance Borrower may be able to obtain on its own.

                  Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                  THORN APPLE VALLEY, INC.


                                  By: /s/Louis Glazier
                                    -------------------------------------------
                                  Title: Executive Vice President
                                    -------------------------------------------
                                  FEIN:  38-1964066
                                    -------------------------------------------

                                  COOPERATIEVE CENTRALE
                                   RAIFFEISEN-BOERENLEENBANK B.A.,
                                   "RABOBANK NEDERLAND", NEW YORK
                                   BRANCH, as Administrative Agent


                                  By: /s/ M. Christina Debler
                                    -------------------------------------------
                                  Title: Vice President
                                    -------------------------------------------



                                  By: /s/ W. Pieter C. Kodde
                                    -------------------------------------------

                                  Title:
                                    -------------------------------------------

                                  HELLER FINANCIAL, INC.,
                                   as Collateral Agent


                                  By:/s/ Ronald E. Little
                                    -------------------------------------------
                                  Title: Vice President
                                    -------------------------------------------


                                  HELLER FINANCIAL, INC.,
                                   as Documentation Agent


                                  By: /s/ Ronald E. Little
                                    -------------------------------------------
                                  Title: Vice President
                                    -------------------------------------------

                                  HARRIS TRUST AND SAVINGS BANK,
                                   as Co-Agent


                                  By:/s/ Carl Blackham
                                     ------------------------------
                                  Title: Vice President
                                     ------------------------------

                                  COOPERATIEVE CENTRALE
                                   RAIFFEISEN-BOERENLEENBANK B.A.,
                                   "RABOBANK NEDERLAND", NEW YORK
                                   BRANCH, as a Lender


                                  By: /s/ M. Christina Debler
                                     ------------------------------
                                  Title: Vice President
                                     ------------------------------



                                  By: /s/ W. Pieter C. Kodde
                                     ------------------------------
                                  Title:
                                     ------------------------------


                                  Revolving Loan Commitment:     $16,764,750
                                  Term Loan Commitment:          $13,235,250
                                  Total Commitments:             $30,000,000

                                  HELLER FINANCIAL, INC.,
                                   as a Lender

                                  By:/s/ Ronald E. Little
                                     ------------------------------
                                  Title: Vice President
                                     ------------------------------

                                  Revolving Loan Commitment:     $18,860,250
                                  Term Loan Commitment:          $14,889,750
                                  Total Commitments:             $33,750,000

                                  COMERICA BANK, N.A.,
                                   as a Lender

                                  By: /s/ Steven E. Dicker
                                     ------------------------------
                                  Title: Vice President
                                     ------------------------------

                                  Revolving Loan Commitment:     $11,176,250
                                  Term Loan Commitment:          $ 8,823,750
                                  Total Commitments:             $20,000,000

                                  SANWA BUSINESS
                                  CREDIT CORPORATION,
                                   as a Lender

                                  By: /s/ Stanley Kaminski
                                     ------------------------------
                                  Title: Vice President
                                     ------------------------------

                                  Revolving Loan Commitment:     $13,970,500
                                  Term Loan Commitment:          $11,029,500
                                  Total Commitments:             $25,000,000

                                  HARRIS TRUST AND SAVINGS BANK,
                                   as a Lender

                                  By: /s/ Carl Blackham
                                     ------------------------------
                                  Title: Vice President
                                     ------------------------------

                                  Revolving Loan Commitment      $18,860,250
                                  Term Loan Commitment:          $14,889,750
                                  Total Commitments              $33,750,000

                                  NATIONAL CITY BANK, as a Lender

                                  By: /s/ Marybeth S. Howe
                                     ------------------------------
                                  Title: Vice President
                                     ------------------------------

                                  Revolving Loan Commitment:     $  5,588,500
                                  Term Loan Commitment:          $  4,411,500
                                  Total Commitments:             $ 10,000,000

                                  OLD KENT BANK & TRUST COMPANY,
                                   as a Lender

                                  By: /s/ Judy E. Rinkus
                                     ------------------------------
                                  Title: Vice President
                                     ------------------------------

                                  Revolving Loan Commitment:     $  4,191,000
                                  Term Loan Commitment:          $  3,309,000
                                  Total Commitments:             $  7,500,000

                                  TRANSAMERICA BUSINESS CREDIT
                                   CORPORATION, as a Lender

                                  By: /s/ Michael J. Burns
                                     ------------------------------
                                  Title: Senior Vice President
                                     ------------------------------

                                  Revolving Loan Commitment:     $  5,588,500
                                  Term Loan Commitment:          $  4,411,500
                                  Total Commitments:             $ 10,000,000

                                    EXHIBITS

Exhibit A         -        Form of Administrative Questionnaire
Exhibit B         -        Form of Assignment and Assumption Agreement
Exhibit C         -        Form of Borrowing Base Certificate
Exhibit D         -        Form of Borrowing Request
Exhibit E         -        Form of Compliance Certificate
Exhibit F         -        Form of Continuation/Conversion Notice
Exhibit G         -        Intentionally Omitted
Exhibit H         -        Form of Reconciliation Report
Exhibit I         -        Form of Accountants' Letter

                                    SCHEDULES

Schedule 1.1(A)   Mortgaged Property
Schedule 1.1(B)   Other Liens
Schedule 1.1(C)   Pro Forma
Schedule 2.1(G)   Existing Letters of Credit
Schedule 3.1(A)   List of Closing Documents
Schedule 4.1(B)   Capitalization of Loan Parties
Schedule 4.4      Liabilities
Schedule 4.6      Trade Names
Schedule 4.7 Locations of Principal Place of Business, Books and Records and Collateral
Schedule 4.9      Litigation
Schedule 4.13     Intellectual Property
Schedule 4.15     Environmental Matters
Schedule 4.19     Noncompliance
Schedule 4.20     Bank Accounts
Schedule 4.21     Subsidiaries
Schedule 4.22     Employee Matters
Schedule 7.1      Indebtedness
Schedule 7.2      Guaranties
Schedule 7.4      Investments
Schedule 7.8      Transactions with Affiliates